Filed Pursuant to Rule 424(b)(5)
Registration No. 333-233075
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amounts to be Registered	Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)
2.600% Senior Notes due 2031	$ 1,000,000,000	99.957%	$ 999,570,000	$ 109,053.09
(1)
Calculated in accordance with Rule 457(r) of the Securities Act of 1933. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the Registration Statement on Form S-3ASR (File No. 333-233075).

(2)	Paid herewith.

Prospectus supplement
(To prospectus dated August 7, 2019)

Broadridge Financial Solutions, Inc.
$1,000,000,000
2.600% Senior Notes due 2031
Interest payable on May 1 and November 1.
Issue Price: 99.957%, plus accrued interest, if any, from May 17, 2021.
Broadridge Financial Solutions, Inc. is offering $1,000,000,000 aggregate principal amount of its 2.600% Senior Notes due 2031 (the “notes”). The notes will bear interest of a rate of 2.600% per annum and will mature on May 1, 2031.
Interest on the notes will be payable semiannually on May 1 and November 1 of each year, beginning on November 1, 2021, and will accrue from May 17, 2021. Broadridge Financial Solutions, Inc. may redeem the notes in whole or in part at any time prior to their maturity at the redemption prices described in “Description of Notes—Optional Redemption.” Upon the occurrence of a “change of control repurchase event,” Broadridge Financial Solutions, Inc. will be required to make an offer to repurchase the notes at a price equal to 101% of their principal amount plus accrued and unpaid interest to, but not including, the date of repurchase.
On March 27, 2021, Broadridge Financial Solutions, Inc. and its wholly-owned subsidiary Broadridge Sweden Holdings AB (“BR Holdings”), a company incorporated under the laws of Sweden, entered into a share purchase agreement (the “Share Purchase Agreement”) with Cidron Delfi S.À R.L., Itiviti Invest V AB, Itiviti Intressenter AB and the individuals named therein (collectively, the “Sellers”) pursuant to which Broadridge Financial Solutions, Inc. will acquire Itiviti Holding AB (“Itiviti”), a company incorporated under the laws of Sweden, and its subsidiaries (the “Acquisition”). This offering is not conditioned upon the completion of the Acquisition. However, if (i) the Acquisition has not been consummated on or prior to July 15, 2021 (the “Outside Date”), (ii) prior to the Outside Date, the Share Purchase Agreement is terminated without consummation of the Acquisition, or (iii) the Issuer otherwise publicly announces that the Acquisition will not be consummated, the notes will be subject to a special mandatory redemption upon the terms and at the redemption prices set forth in this prospectus supplement under “Description of Notes—Special Mandatory Redemption.”
The notes will be senior unsecured obligations of Broadridge Financial Solutions, Inc. and will rank equally with its other senior unsecured indebtedness, including our existing 3.400% senior notes due 2026 and 2.900% senior notes due 2029, our Term Credit Agreement and our Revolving Credit Facility. The notes will not be guaranteed by any of our subsidiaries. The notes are being offered globally for sale in jurisdictions where it is lawful to make such offers and sales. The notes are not and will not be listed on any securities exchange. Currently, there is no public market for the notes.
See “Risk Factors” beginning on page S-8 and the risk factors described in the “Risk Factors” section in our annual report on Form 10-K for the fiscal year ended June 30, 2020 (the “2020 Annual Report”) for a discussion of certain risks that you should consider in connection with an investment in the notes.
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of the notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
	Price to Public(1)	Underwriting Discount	Proceeds to us, before expenses
Per Note	99.957%	0.650%	99.307%
Total	$999,570,000	$6,500,000	$993,070,000
(1)	Plus accrued interest, if any, from May 17, 2021, if settlement occurs after that date.
We expect that delivery of the notes will be made to investors in registered book-entry form only through the facilities of The Depository Trust Company (“DTC”), for the accounts of its participants, including Clearstream Banking, S.A., and Euroclear Bank, SA/NV, on or about May 17, 2021.
Joint Book-Running Managers
J.P. Morgan	BofA Securities	Morgan Stanley	Wells Fargo Securities
BNP PARIBAS	TD Securities	Truist Securities	US Bancorp
Co-Managers
BMO Capital Markets	HSBC	Loop Capital Markets
Santander	Scotiabank	Barclays
May 6, 2021

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer of these securities in any state where the offer or sale is not permitted. You should assume that the information provided in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement and in the accompanying prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither the delivery of this prospectus supplement and the accompanying prospectus nor any sale made hereunder shall under any circumstances imply that the information in this prospectus supplement is correct as of any date subsequent to the date on the cover of this prospectus supplement or that the information contained in the accompanying prospectus is correct as of any date subsequent to the date on the cover of the accompanying prospectus.

Prospectus Supplement
Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the documents identified under the captions “Where You Can Find More Information” and “Incorporation by Reference.”
If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.
The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any related free writing prospectus, or of any sale of our debt securities.
Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
References in this prospectus supplement to “Broadridge,” “our company,” “we,” “us” and “our” are to Broadridge Financial Solutions, Inc., a Delaware corporation, including, unless otherwise expressly stated or the context otherwise requires, its subsidiaries. References in this prospectus supplement to the “Issuer” refer to Broadridge Financial Solutions, Inc. and not any of its subsidiaries. Terms used in this prospectus supplement that are otherwise not defined will have the meanings given to them in the accompanying prospectus.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement and the accompanying prospectus, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional relevant information about us in the registration statement, including the attached exhibits. Any statements made in this prospectus supplement, the accompanying prospectus or any documents incorporated by reference concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the legal documents. Our SEC filings are available to the public at the SEC’s website at www.sec.gov.
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We fulfill our obligations with respect to such requirements by filing periodic reports and other information with the SEC. These reports and other information are available as provided above.
We maintain an Investor Relations website on the Internet at http://www.broadridge-ir.com. We make available free of charge, on or through this website, our annual, quarterly and current reports, and any amendments to those reports as soon as reasonably practicable following the time they are electronically filed with or furnished to the SEC. To access these, just click on the “Financials” link found at the top of our Investor Relations homepage. You can also access our Investor Relations website through our main website at http://www.broadridge.com by clicking on the “Investor Relations” link, which is located at the top of our homepage. Information contained on our website is not incorporated by reference into this prospectus supplement, the accompanying prospectus or the registration statement or any other report filed with or furnished to the SEC, in each case, except to the extent our SEC filings are expressly incorporated by reference herein or therein.
TRADEMARKS AND COPYRIGHTS
We own or have rights to trademarks, service marks or trade names that we use in connection with the operation of our business. Other trademarks, service marks and trade names appearing in this prospectus supplement or the documents incorporated by reference herein are the property of their respective owners. We
S-ii

also own or have the rights to copyrights that protect certain content used in connection with our business. Solely for convenience, the trademarks, service marks, tradenames and copyrights referred to in this prospectus supplement are listed without the ®, ™ and ©, symbols, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks, tradenames and copyrights.
INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. The following documents have been filed by us with the SEC and are incorporated by reference in this prospectus supplement and the accompanying prospectus (except for any information included in such documents under Item 2.02 and Item 7.01 pursuant to Regulation FD, which shall not be deemed “filed” for any purpose):
•
our Current Reports on Form 8-K filed on July 9, 2020, August 6, 2020, August 11, 2020 (with respect to item 8.01), November 9, 2020 (with respect to item 5.02), November 19, 2020, November 20, 2020, February 12, 2021, March 29, 2021 (with respect to items 1.01 and 2.03), April 23, 2021 and May 6, 2021;

•	our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2020 (filed on October 30, 2020), December 31, 2020 (filed on February 2, 2021) and March 31, 2021 (filed on May 4, 2021);
•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2020 (filed on August 11, 2020) (our “2020 Annual Report”); and
•	the information specifically incorporated by reference into our 2020 Annual Report from our Definitive Proxy Statement on Schedule 14A filed with the SEC on October 6, 2020.
All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement and the accompanying prospectus until the registration statement of which this prospectus supplement and the accompanying prospectus is a part ceases to be effective shall be deemed to be incorporated in this prospectus supplement and the accompanying prospectus by reference.
You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, from the SEC as described under “Where You Can Find More Information” or, at no cost, by writing or telephoning us at the following address: Broadridge Financial Solutions, Inc., 5 Dakota Drive, Lake Success, New York 11042, Attention: Investor Relations (telephone: 516-472-5129).
S-iii

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated in this prospectus supplement by reference may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature and which may be identified by the use of words such as “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could be” and other words of similar meaning, are forward-looking statements. These statements are based on management’s expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include:
•
the potential impact and effects of the COVID-19 pandemic (“COVID-19”) on our business, our results of operations and financial performance, any measures we have and may take in response to COVID-19 and any expectations we may have with respect thereto;

•	our success in retaining and selling additional services to our existing clients and in obtaining new clients;
•	our reliance on a relatively small number of clients, the continued financial health of those clients, and the continued use by such clients of our services with favorable pricing terms;
•	a material security breach or cybersecurity attack affecting the information of our clients;
•	changes in laws and regulations affecting our clients or the services provided by us;
•	declines in participation and activity in the securities markets;
•	the failure of our key service providers to provide the anticipated levels of service;
•	a disaster or other significant slowdown or failure of our systems or error in the performance of our services;
•	overall market and economic conditions and their impact on the securities markets;
•	our failure to keep pace with changes in technology and the demands of our clients;
•	the ability to attract and retain key personnel;
•	the impact of new acquisitions and divestitures; and
•	competitive conditions.
Factors related to the transactions discussed in this prospectus supplement that could cause actual results to differ materially from those contemplated by the forward-looking statements include:
•	uncertainties as to the timing to consummate the Acquisition;
•	the risk that a condition to closing the Acquisition may not be satisfied or that the Acquisition may otherwise not be consummated;
•	the risk that regulatory approvals are not obtained or are obtained subject to conditions that are not anticipated by the parties;
•	potential litigation relating to the Acquisition that could be instituted;
•	the effects of disruption to Broadridge’s or Itiviti and its subsidiaries’ respective businesses;
•	the impact of transaction costs;
•	Broadridge’s ability to achieve the benefits from the Acquisition;
•	Broadridge’s ability to effectively integrate the acquired operations into its own operations;
•	the ability of Broadridge to retain and hire key Itiviti and its subsidiaries’ personnel;
•	the effects of any unknown liabilities;
•	the diversion of management time on transaction-related issues; and
•	the risk that a condition to funding under the Term Credit Agreement may not be satisfied and our failure to obtain any replacement financing necessary to complete the Acquisition.
S-iv

There may be other factors that may cause our actual results to differ materially from the forward-looking statements. Our actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. You should carefully read the factors described in the “Risk Factors” section of our 2020 Annual Report and in the other documents incorporated by reference into this prospectus supplement for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements.
We caution you that the foregoing list of factors is not exhaustive. There may also be other risks that we are unable to predict at this time that may cause actual results to differ materially from those in forward-looking statements. All forward-looking statements speak only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement, and are expressly qualified in their entirety by the cautionary statements included in this prospectus supplement and the 2020 Annual Report. We disclaim any obligation to update or revise forward-looking statements that may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.
S-v

OFFERING SUMMARY
The following summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference and may not contain all of the information that is important to you. We encourage you to read this prospectus supplement and the accompanying prospectus, together with the documents identified under the captions “Where You Can Find More Information” and “Incorporation by Reference” in their entirety. You should pay special attention to the “Risk Factors” section of this prospectus supplement and the “Risk Factors” section in the accompanying prospectus. Unless otherwise indicated, references in this prospectus supplement to “fiscal year” refer to a twelve month period ended June 30.
Our Company
Broadridge, a Delaware corporation and a part of the S&P 500 Index, is a global financial technology leader providing investor communications and technology-driven solutions to banks, broker-dealers, asset and wealth managers and corporate issuers. With over 50 years of experience, including over 10 years as an independent public company, we provide financial services firms with advanced, dependable, scalable and cost-effective integrated solutions and an important infrastructure that powers the financial services industry. Our solutions enable better financial lives by powering investing, governance and communications and help reduce the need for our clients to make significant capital investments in operations infrastructure, thereby allowing them to increase their focus on core business activities.
Our operations are classified into two business segments: Investor Communication Solutions (“ICS”) and Global Technology and Operations (“GTO”).
In fiscal year 2020, we:
•	processed approximately 80% of the outstanding shares in the United States (“U.S.”) in the performance of our proxy services;
•	processed over six billion investor and customer communications through print and digital channels;
•	processed on average over $8 trillion in equity and fixed income trades per day of U.S. and Canadian securities; and
•	provided fixed income trade processing services to 19 of the 24 primary dealers of fixed income securities in the U.S.
We generated $4,529.0 million in total revenues and $579.5 million in earnings before income taxes in fiscal year 2020. On a pro forma basis for the Acquisition and related transactions, we would have generated approximately $4,721.2 million in total revenues and approximately $475.8 million in earnings before income taxes in fiscal year 2020.
Our Business
Our services include investor communications, securities processing, data and analytics, and customer communications solutions. We serve a large and diverse client base across four client groups: banks/broker-dealers, asset management firms/mutual funds, wealth management firms and corporate issuers. Our businesses operate in two business segments: ICS and GTO. Over the five-fiscal-year-period ended June 30, 2020, we have retained on average greater than 97% of ICS and GTO annual recurring fee revenues (excluding ICS event-driven fee revenue, ICS distribution revenue and foreign currency exchange), as compared to the prior fiscal year.
Investor Communication Solutions
We provide governance and communications solutions through our ICS business segment to the following financial services clients: banks/broker-dealers, asset management firms/mutual funds, wealth management firms and corporate issuers. In addition to financial services firms, our Customer Communications business also serves companies in the healthcare, insurance, consumer finance, telecommunications, utilities and other service industries. A large portion of our ICS business involves the processing and distribution of proxy materials to investors in equity securities and mutual funds, as well as the facilitation of related vote processing. ProxyEdge is our innovative electronic proxy delivery and voting solution for institutional investors and financial advisors that helps ensure the voting participation of the largest stockholders of many companies. We also provide the distribution of regulatory reports and corporate action/reorganization event information, as well as tax reporting solutions that help our clients meet their regulatory compliance needs.
For asset managers and retirement service providers, we offer data-driven solutions and end-to-end platform for content management, composition, and multi-channel distribution of regulatory, marketing, and transactional information. Our data and analytics solutions provide investment product distribution data, analytical tools, insights, and research to enable asset managers to optimize product distribution across retail and institutional channels globally. Through Matrix Financial Solutions, Inc. (“Matrix”), we provide mutual fund trade processing services for retirement service providers, third-party administrators, financial advisors, banks and wealth management professionals.
In addition, we provide public corporations and mutual funds with a full suite of solutions to help manage their annual meeting process, including registered and beneficial proxy distribution and processing services, proxy and annual report document management solutions, virtual shareholder meeting services and solutions that help them gain insight into their shareholder base through our shareholder data services. We also offer financial reporting document composition and management solutions, SEC disclosure and filing services, and registrar, stock transfer and record-keeping services through Broadridge Corporate Issuer Solutions.
We provide customer communications solutions which include print and digital solutions, content management, postal optimization, and fulfillment services. These services include customer communications management capabilities through the Broadridge Communications Cloud platform (the “Communications Cloud”). Through one point of integration, the Communications Cloud helps companies create, deliver and manage multi-channel communications and customer engagement. The platform includes data-driven composition tools, identity and preference management, multi-channel optimization and digital communication experience, archive and information management, digital and print delivery, and analytics and reporting tools.
Global Technology and Operations
We are a leading global provider of securities processing solutions for capital markets, wealth management, and asset management firms. We offer advanced solutions that automate the securities transaction lifecycle, from desktop productivity tools, data aggregation, performance reporting, and portfolio management to order capture and execution, trade confirmation, margin, cash management, clearance and settlement, asset servicing, reference data management, reconciliations, securities financing and collateral optimization, compliance and regulatory reporting, and portfolio accounting and custody-related services.
Our core post-trade services help financial institutions efficiently and cost-effectively consolidate their books and records, gather and service assets under management and manage risk, thereby enabling them to focus on their core business activities. Our multi-asset, multi-market, multi-entity and multi-currency solutions support real-time global trade processing of equity, fixed income, mutual fund, foreign exchange, and exchange traded derivatives.
Our comprehensive wealth management platform offers capabilities across the entire wealth management lifecycle and streamlines all aspects of wealth management services, including account management, fee management and client on-boarding. The wealth management platform enables full-service, regional and independent broker-dealers and investment advisors to better engage with customers through digital marketing and customer communications tools. We also integrate data, content and technology to drive new customer acquisition, support holistic advice and cross-sell opportunities through the creation of sales and educational content, including seminars as well as customizable advisor websites, search engine marketing and electronic and print newsletters. Our advisor solutions help advisors optimize their practice management through customer and account data aggregation and reporting.
We offer buy-side technology solutions for the global investment management industry, including portfolio management, compliance and operational workflow solutions for hedge funds, family offices, investment managers and the providers that service this space. Through our Managed Services, we provide business process outsourcing services that support the entire trade lifecycle operations of our buy- and sell-side clients’ businesses through a combination of our technology and our operations expertise. We also provide support for advisor, investor and compliance workflow.

Recent Developments
Acquisition of Itiviti Holding AB
On March 27, 2021, Broadridge and BR Holdings entered into the Share Purchase Agreement with the Sellers pursuant to which the Sellers have agreed to sell 100% of the issued and outstanding capital stock (the “Shares”) of Itiviti to BR Holdings.
At the closing of the Acquisition (the “Closing”), which is expected to occur before June 30, 2021, Broadridge will acquire Itiviti pursuant to the Share Purchase Agreement for a purchase price payable in a combination of currencies approximately equivalent to $2.5 billion (the “Purchase Price”), subject to certain customary adjustments as described in the Share Purchase Agreement. The Purchase Price will be funded by cash on hand, and new indebtedness.
The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, expired at 11:59 p.m., Eastern time, on May 3, 2021.
The consummation of the Acquisition, the issuance of the notes offered hereby and the use of proceeds therefrom (including the repayment of a portion of the outstanding borrowings under our Term Credit Agreement) are herein referred to as the “Itiviti Transactions”. This offering is not conditioned on the completion of the Acquisition. However, if (i) the Acquisition has not been consummated on or prior to the Outside Date, (ii) prior to the Outside Date, the Share Purchase Agreement is terminated without consummation of the Acquisition, or (iii) the Issuer otherwise publicly announces that the Acquisition will not be consummated, we will be required to redeem all outstanding notes at a special redemption price of 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to, but not including, the special mandatory redemption date. See “Description of Notes—Special Mandatory Redemption.”
Term Credit Agreement
On March 27, 2021, Broadridge entered into a Term Credit Agreement (the “Term Credit Agreement”), among Broadridge, as borrower, certain of its subsidiaries party thereto as borrowers, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, providing for term loan commitments in an aggregate principal amount of $2.55 billion (“Term Commitments”). The Term Commitments are comprised of a $1.0 billion U.S. dollar tranche (“Tranche 1”, and the term loans funded thereunder, the “Tranche 1 Loans”) and a $1.55 billion U.S. dollar tranche (“Tranche 2”, and the term loans funded thereunder, the “Tranche 2 Loans”; and the Tranche 2 Loans, together with the Tranche 1 Loans, the “Loans”). We currently expect to borrow the full $2.55 billion aggregate principal amount of the Loans available under our Term Credit Agreement on May 10, 2021, and the Loans are subject to mandatory prepayment if (1) the Acquisition is not consummated on or before the earlier of (x) the date that is twelve days after the date the Loans are borrowed and (y) June 15, 2021 or (2) the Share Purchase Agreement is terminated in accordance with its terms without consummation of the Acquisition. The Tranche 1 Loans will mature on the date that is 18 months after the date on which the Loans are borrowed (the “Funding Date”). The Tranche 2 Loans will mature on the third anniversary of the Funding Date. We expect to use the proceeds of the Loans to finance the Acquisition and pay certain fees and expenses in connection therewith. In connection with the issuance of the notes, we will be required by the terms of the Term Credit Agreement to repay the Loans (allocated at our election as between Tranche 1 and Tranche 2) in an amount equal to the net proceeds of the offering of the notes. We currently expect to apply an amount equal to the entirety of the net proceeds of the offering of the notes to the repayment of the Tranche 1 Loans. Certain of the underwriters or their respective affiliates are lenders under our Term Credit Agreement and will receive, in their capacities as such, a pro rata portion of the net proceeds from this offering that are used to repay outstanding borrowings under the Term Credit Agreement. See “Description of Other Indebtedness” and “Use of Proceeds” for more information about the Term Credit Agreement.
Revolving Credit Facility
On April 23, 2021, Broadridge, as borrower, and certain of its subsidiaries party thereto as borrowers, entered into an Amended and Restated Credit Agreement (the “Revolving Credit Facility”), which amended and restated in its entirety Broadridge’s amended and restated credit agreement dated March 18, 2019 (the “2019 Revolving Credit Facility”), to among other things, extend the maturity date to April 23, 2026. See “Description of Other Indebtedness” for more information about the Revolving Credit Facility.

Corporate Information
Our headquarters are located at 5 Dakota Drive, Lake Success, New York 11042, our telephone number is (516) 472-5400, and our website is www.broadridge.com. The information contained in, or that can be accessed through, our website is not a part of this prospectus supplement, the accompanying prospectus or the registration statement, in each case, except for our SEC filings that are expressly incorporated by reference herein or therein.

The Offering
Issuer
Broadridge Financial Solutions, Inc., a Delaware corporation.
Securities
$1,000,000,000 in aggregate principal amount of 2.600% senior notes due 2031.
Maturity Date
May 1, 2031.
Interest Payment Dates
Interest on the notes will accrue at an annual rate of 2.600%. Interest will be paid semi-annually in arrears on May 1 and November 1 of each year, beginning on November 1, 2021. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Ranking
The notes will be unsecured senior obligations of the Issuer and will rank equally with other unsecured and unsubordinated obligations of the Issuer, including our existing 3.400% senior notes due 2026 and 2.900% senior notes due 2029 and any amounts outstanding under our Term Credit Agreement and our Revolving Credit Facility. See “Description of Notes—Ranking.”
Use of Proceeds
We estimate that the net proceeds from this offering, after deducting the underwriting discount and our estimated offering expenses, will be approximately $990.6 million. We intend to use the net proceeds from this offering to repay a portion of our outstanding indebtedness under our Term Credit Agreement and for general corporate purposes. See “Use of Proceeds.”
Denomination
$2,000 initially and multiples of $1,000 thereafter.
Change of Control Repurchase Event
Upon the occurrence of a “change of control repurchase event,” as defined under “Description of Notes—Purchase of Notes upon a Change of Control Repurchase Event,” the Issuer will be required to make an offer to repurchase the notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to, but not including, the date of repurchase.
Special Mandatory Redemption
The completion of this offering is not contingent on the closing of the Acquisition. If (i) the Acquisition has not been consummated on or prior to the Outside Date, (ii) prior to the Outside Date, the Share Purchase Agreement is terminated without consummation of the Acquisition, or (iii) the Issuer otherwise publicly announces that the Acquisition will not be consummated, we will be required to redeem all outstanding notes at special mandatory redemption price equal to 101% of the aggregate principal amount of such notes, plus accrued and unpaid interest to, but not including, the special mandatory redemption date. See “Description of Notes—Special Mandatory Redemption.”
Optional Redemption
The Issuer may redeem some or all of the notes at any time or from time to time, as a whole or in part, at its option, at the redemption prices described in this prospectus supplement. See “Description of Notes—Optional Redemption.”

Certain Covenants
The indenture relating to the notes will, among other things, limit the Issuer’s ability and the ability of certain of the Issuer’s subsidiaries to create or assume liens, enter into sale and leaseback transactions, and the Issuer’s ability to engage in mergers or consolidations and transfer or lease all or substantially all of our assets. See “Description of Notes—Certain Covenants.”
Further Issuances
We may create and issue additional notes ranking equally with the notes initially offered in this offering and otherwise similar in certain respects. These additional notes could be part of the same series of the notes initially offered in this offering. There is no limit on the amount of notes that can be issued under the indenture.
Conflicts of Interest
Certain of the underwriters or their respective affiliates are lenders under our Term Credit Agreement and will receive, in their capacities as such, a pro rata portion of the net proceeds from this offering that are used to repay outstanding borrowings under the Term Credit Agreement. Because the portion of the net proceeds expected to be so paid to certain of the underwriters or their respective affiliates will be more than 5% of the net proceeds of this offering, this offering will be made in compliance with the requirements of Financial Industry Regulatory Authority (“FINRA”) Rule 5121. Since the notes offered hereby will be rated investment grade, pursuant to FINRA Rule 5121, the appointment of a qualified independent underwriter is not necessary. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”
No Listing
We do not intend to apply for the listing of the notes on any securities exchange or for the quotation of the notes in any dealer quotation system.
Book Entry
The notes will be delivered in book-entry form only through DTC for the accounts of its participants, including Clearstream Banking, S.A., and Euroclear Bank NV/SA.
Risk Factors
An investment in the notes involves certain risks that an investor should carefully evaluate prior to making an investment in the notes. You should carefully read the “Risk Factors” section beginning on page S-8 of this prospectus supplement and the “Risk Factors” section on page 5 of the accompanying prospectus.
Trustee
U.S. Bank National Association.
Governing Law
The indenture and the notes will be governed by the laws of the State of New York.

Summary Historical and Pro Forma Financial Data
The following tables set forth summary consolidated financial information from our audited consolidated financial statements as of and for the fiscal years ended June 30, 2020, 2019 and 2018, summary consolidated financial information from our unaudited consolidated financial statements as of March 31, 2021 and for the nine months ended March 31, 2021 and 2020 and summary unaudited pro forma condensed combined financial information as of March 31, 2021 and for the nine months ended March 31, 2021 and for the fiscal year ended June 30, 2020. The summary financial data presented below should be read in conjunction with our consolidated financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Selected Financial Data” included in our 2020 Annual Report and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021 and the Current Report on Form 8-K filed on May 6, 2021 incorporated by reference in this prospectus supplement. The summary unaudited pro forma condensed combined financial information presented herein was derived from the historical consolidated financial statements of Broadridge and the historical condensed consolidated financial statements of Itiviti, and certain adjustments and assumptions have been made regarding Broadridge after giving effect to the Acquisition, the expected borrowings under our Term Credit Agreement and the expected use of the proceeds thereof. The summary unaudited pro forma condensed combined financial information presented herein is not necessarily indicative of actual results had Broadridge and Itiviti been combined for the periods presented. The summary unaudited pro forma condensed combined financial information should be read in conjunction with the section “Unaudited Pro Forma Condensed Combined Financial Statements” included in this prospectus supplement.
	Nine Months Ended March 31,		Pro Forma Nine Months Ended March 31, 2021	Years Ended June 30,			Pro Forma Year Ended June 30, 2020
	2021	2020		2020	2019	2018
	(in millions)
Statements of Earnings Data
Revenues	$3,462.1	$3,167.1	$3,640.5	$4,529.0	$4,362.2	$4,329.9	$4,721.2
Earnings before income taxes	359.8	284.8	312.4	579.5	607.3	561.0	475.8
Net earnings	287.1	232.8	252.8	462.5	482.1	427.9	386.9
	March 31, 2021	Pro Forma March 31,2021	June 30,
			2020	2019	2018
	(in millions)
Balance Sheet Data
Cash and cash equivalents	$355.8	$337.3	$476.6	$273.2	$263.9
Total current assets	1,378.6	1,442.4	1,328.0	1,042.3	991.1
Property, plant and equipment, net	167.2	175.2	161.6	189.0	204.1
Total assets	5,186.8	8,102.8	4,889.8	3,880.7	3,304.7
Total current liabilities	1,002.6	1,129.0	1,341.0	802.6	777.3
Long-term debt	1,737.7	4,282.5	1,387.6	1,470.4	1,053.4
Total liabilities	3,597.4	6,513.4	3,543.2	2,753.2	2,210.4
Total stockholders’ equity	1,589.3	1,589.3	1,346.5	1,127.5	1,094.3

RISK FACTORS
Investing in the notes involves risks. You should carefully consider the risk factors described in the “Risk Factors” section in our 2020 Annual Report and in our other reports filed from time to time with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act. See “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement and the accompanying prospectus. You should carefully consider the risks described below, and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in the notes. The risks described below are not the only risks applicable to us. Additional risks not currently known to us or that we currently consider immaterial also may impair our business.
Risks Relating to the Acquisition
We may fail to realize all of the anticipated benefits of the proposed Acquisition, or those benefits may take longer to realize than expected.
The success of the proposed Acquisition will depend, in part, on our ability to realize the anticipated benefits and cost savings (including our targeted revenue synergies) from combining our business and Itiviti’s business. The anticipated benefits and cost savings (including our targeted revenue synergies) of the Acquisition may not be realized fully or at all, may take longer to realize than expected, may require more non-recurring costs and expenditures to realize than expected or could have other adverse effects that we do not currently foresee. Some of the assumptions that we have made such as with respect to anticipated revenue synergies or the costs associated with realizing such synergies, significant long-term cash flow generation, and the continuation of our investment grade credit profile, may not be realized. The integration process may, for each of Broadridge and Itiviti, result in the loss of key employees, the disruption of ongoing business or inconsistencies in standards, controls, procedures and policies. There could be potential unknown liabilities and unforeseen expenses associated with the Acquisition that were not discovered in the course of performing due diligence.
The pro forma financial data included or incorporated by reference in this prospectus supplement are not necessarily indicative of the actual financial position or results of operations of Broadridge following the completion of the Acquisition. Future results may differ, possibly materially, from those suggested by the pro forma financial data included or incorporated by reference in this prospectus supplement.
The pro forma financial data included or incorporated by reference in this prospectus supplement contain a variety of adjustments, assumptions and preliminary estimates and do not represent the actual financial position or results of operations of Broadridge or Itiviti prior to the Acquisition or that of Broadridge after completion of the Acquisition for several reasons. Specifically, we have not completed the detailed valuation analyses to arrive at the final estimates of the fair values of the assets to be acquired and liabilities to be assumed and the related allocation of purchase price and the pro forma financial data does not reflect the effects of transaction-related costs and integration costs. In addition, the Acquisition and post-Acquisition integration process may give rise to unexpected liabilities and costs, including costs associated with the defense and resolution of any transaction-related litigation or other claims. Unexpected delays in completing the Acquisition or in connection with the post-Acquisition integration process may significantly increase the related costs and expenses incurred by us. The actual financial positions and results of operations of Broadridge or Itiviti prior to the Acquisition and that of Broadridge after completion of the Acquisition may be different, possibly materially, from those suggested by the pro forma financial data included or incorporated by reference in this prospectus supplement. In addition, the assumptions used in preparing the pro forma financial data included or incorporated by reference in this prospectus supplement may not prove to be accurate and may be affected by other factors.
We may be unable to complete the Acquisition, or may not consummate it on the terms of the Share Purchase Agreement and the closing of this offering is not conditioned on its consummation.
On March 27 2021, the Company signed the Share Purchase Agreement and entered into the Term Credit Agreement to finance the Acquisition and pay certain associated fees and expenses. We currently expect to borrow the full $2.55 billion aggregate principal amount of the Loans available under our Term Credit Agreement on May 10, 2021 and to consummate the Acquisition with the proceeds of such Loans during the fourth quarter of fiscal year 2021. We intend to use the net proceeds from this offering to repay a portion of our outstanding indebtedness under our Term Credit Agreement. However, the closing of this offering is not conditioned on the consummation of the Acquisition. Although the Acquisition is expected to close in the fourth quarter of fiscal year 2021, the consummation of the transaction is subject to certain regulatory and customary closing conditions, which makes the completion and timing of the Acquisition uncertain. Accordingly, there can be no assurance that the Acquisition will be consummated on the anticipated schedule or at all. If the Acquisition is not consummated, we will be required to redeem all outstanding notes at a redemption price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the special mandatory redemption date. See “—Risks Relating to the Notes” and “Description of Notes—Special Mandatory Redemption.”
If the Acquisition is not completed, we will nevertheless have costs and expenses (financial and otherwise) related to the Acquisition without realizing any benefit from the Acquisition, including such costs and expenses as:
•	legal, accounting, financial advisory and printing fees and other fees and expenses relating to the Acquisition; and
•	time and resources committed by our management to matters relating to the Acquisition that could otherwise have been devoted to pursuing other beneficial opportunities.
Risks Relating to the Notes
There is currently no public market for the notes, and an active trading market may not develop for the notes.
There is currently no established trading market for the notes. We do not intend to apply for the notes to be listed on a national securities exchange or to arrange for quotation on any automated dealer quotation systems. The underwriters have advised us that they intend to make a market in the notes as permitted by applicable laws and regulations; however, the underwriters are not obligated to make a market in the notes, and, if commenced, they may, in their sole discretion, discontinue their market-making activities at any time without notice. Therefore, we cannot assure you as to the development or liquidity of any market for the notes, your ability to resell any of your notes or the price at which you may be able to resell your notes. If an active trading market for the notes were to develop, the notes could trade at prices that might be lower than their original offering price as a result of many factors, including prevailing interest rates, our operating performance and financial condition, our prospects or the prospects for companies in our industry generally, the interest of securities dealers in making a market in our notes, our credit ratings with major credit rating agencies and the market for similar securities.
We are a holding company, and our only material source of cash is dividends and distributions from our subsidiaries.
The Issuer is a holding company with no material business operations of its own. Its principal assets are the capital stock of its subsidiaries and it conducts virtually all of its business operations through its subsidiaries. As a result, its only material sources of cash are dividends and distributions with respect to its ownership interests in its subsidiaries that are derived from the earnings and cash flow they generate. The Issuer’s ability to pay principal and interest on the notes depends in part on the ability of its subsidiaries to declare and distribute dividends or to advance money to the Issuer. The earnings of the Issuer’s subsidiaries will depend on their respective financial and operating results, which will be affected by prevailing economic and competitive conditions and by financial, business, and other factors beyond the Issuer’s and its subsidiaries’ control. Accordingly, if the Issuer’s and its subsidiaries’ financial condition and operating results were to deteriorate, the Issuer may encounter difficulty in meeting its debt obligations. The ability of the Issuer’s subsidiaries to pay dividends and make distributions or other payments to the Issuer may be restricted by, among other things, applicable laws and regulations and by the terms of the agreements in which they have entered.
As a result of the Issuer’s holding company structure, in the event of the insolvency, liquidation, reorganization, dissolution or other winding-up of any of its subsidiaries, all of such subsidiaries’ creditors would be entitled to payment in full out of its assets before the Issuer, as shareholder, would be entitled to any payment.

The notes will be unsecured and rank behind any future secured creditors to the extent of the value of the collateral securing their claims.
Holders of any future secured indebtedness will have claims that are prior to your claims as holders of the notes to the extent of the value of the assets securing such indebtedness. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of our secured indebtedness will have prior claim to our assets that constitute their collateral. If any of these events occurs, the secured lenders could sell those of our assets in which they have been granted a security interest, to your exclusion, even if an event of default exists under the indenture governing the notes at such time. Only when our secured debt obligations are satisfied in full will the proceeds of the collateral securing such indebtedness be available, subject to other permitted liens, to satisfy obligations under the notes. Holders of the notes will participate ratably with all holders of the Issuer’s unsecured indebtedness that is deemed to rank equally with the notes, based upon the respective amount owed to each creditor. Upon the occurrence of any of the aforementioned events, because the notes will not be secured by any of the Issuer’s assets, it is possible that its remaining assets might be insufficient to satisfy your claims in full. As of March 31, 2021, the Issuer did not have any secured indebtedness.
The notes will be structurally junior to the indebtedness and other liabilities of our subsidiaries.
You will not have any claim as a creditor against our subsidiaries, and all existing and future indebtedness and other liabilities, including trade payables and preferred stock, whether secured or unsecured, of those subsidiaries will be structurally senior to the notes. Furthermore, in the event of any bankruptcy, liquidation or reorganization of any of our subsidiaries, the rights of the holders of notes to participate in the assets of such subsidiary will rank behind the claims of that subsidiary’s creditors, including trade creditors and preferred stockholders (except to the extent we have a claim as a creditor of such subsidiary). As a result, the notes are structurally subordinated to the outstanding indebtedness and other liabilities, including trade payables and preferred stock, of our subsidiaries. As of March 31, 2021, our subsidiaries had approximately $1,702.4 million in liabilities and no outstanding preferred stock.
In addition, the indenture permits these subsidiaries to incur additional indebtedness and does not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by these subsidiaries.
We may be unable to generate sufficient cash to service our debt obligations and make payments on the notes.
Our ability to pay our expenses and to pay the principal and interest on the notes and our other debt depends on our ability to generate positive cash flows in the future. Our operations may not generate cash flows in an amount sufficient to enable us to pay the principal and interest on our debt, including the notes, or to fund our other liquidity needs. If we do not have sufficient cash flows from operations, we may be required to incur additional indebtedness, refinance all or part of our existing debt, including the notes, or sell assets. Any inability to generate sufficient cash flows or refinance our debt on favorable terms could significantly and adversely affect our financial condition, the value of the notes and our ability to pay the principal and interest on our debt, including the notes. In addition, the terms of our other debt agreements or applicable law may limit our ability to repurchase the notes for cash.
We may not be able to repurchase all of the notes upon a change of control repurchase event, and there is a possibility that this covenant may be unenforceable under certain circumstances.
We may not be able to repurchase all of the notes upon a change of control repurchase event, and there is a possibility that this covenant may be unenforceable under certain circumstances. As described under “Description of Notes—Purchase of Notes upon a Change of Control Repurchase Event” we will be required to make an offer to repurchase the notes upon the occurrence of a “change of control repurchase event,” which means that a change of control has occurred and, within 60 days thereafter, the notes were to cease to be rated investment grade. We may not have sufficient funds to repurchase the notes in cash at that time or have the ability to arrange necessary financing on acceptable terms.

We may not be able to redeem all of the notes upon a Special Mandatory Redemption event.
We may not be able to redeem all of the notes upon a Special Mandatory Redemption event. As described under “Description of Notes—Special Mandatory Redemption,” if (i) the Acquisition has not been consummated on or prior to the Outside Date, (ii) prior to the Outside Date, the Share Purchase Agreement is terminated without consummation of the Acquisition, or (iii) we otherwise publicly announce that the Acquisition will not be consummated, we will be required to redeem all outstanding notes at a redemption price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the special mandatory redemption date. We are not obligated to place the proceeds of the offering of the notes in escrow prior to the closing of the Acquisition or to provide a security interest in those proceeds, and there are no other restrictions on the use of these proceeds during such time. Accordingly, we will need to fund any special mandatory redemption using proceeds that it has voluntarily retained or from other sources of liquidity. In the event of a special mandatory redemption, we may not have sufficient funds to purchase all of the notes.
In the event of a special mandatory redemption, holders of the notes may not obtain their expected return on such notes.
If we redeem the notes pursuant to the special mandatory redemption provisions, holders of the notes may not obtain their expected return on the notes and may not be able to reinvest the proceeds from such special mandatory redemption in an investment that results in a comparable return. In addition, as a result of the special mandatory redemption provisions of the notes, the trading prices of the notes may not reflect the financial results of our business or macroeconomic factors. Holders of the notes will have no rights under the special mandatory redemption provisions as long as the Acquisition closes, nor will they have any rights to require the Issuer to repurchase or redeem their notes if, between the closing of this offering and the closing of the Acquisition, we experience any changes (including any material changes) in our business or financial condition, or if the terms of the Share Purchase Agreement change, including in material respects.

USE OF PROCEEDS
We expect the net proceeds from this offering to be approximately $990.6 million, after deducting underwriters’ discounts and the estimated expenses of the offering payable by us. We intend to use the net proceeds from this offering to repay a portion of our outstanding indebtedness under our Term Credit Agreement and for general corporate purposes. We currently expect to borrow the full $2.55 billion aggregate principal amount of the Loans available under our Term Credit Agreement on May 10, 2021. Under our Term Credit Agreement, the Tranche 1 Loans will mature on the date that is 18 months after the Funding Date and the Tranche 2 Loans will mature on the third anniversary of the Funding Date. The Loans will bear interest at an annual rate currently equal to 75 basis points and 87.5 basis points for Tranche 1 and Tranche 2, respectively, over the London Interbank Offered Rate. In addition, our Term Credit Agreement has a commitment fee currently equal to 11.0 basis points per annum for each of Tranche 1 and Tranche 2, which is payable on the aggregate undrawn commitment amounts under the Term Credit Agreement. We currently expect to apply an amount equal to the entirety of the net proceeds of the offering of the notes to the repayment of the Tranche 1 Loans.
The completion of this offering is not contingent on the closing of the Acquisition. If (i) the Acquisition has not been consummated on or prior to the Outside Date, (ii) prior to the Outside Date, the Share Purchase Agreement is terminated without consummation of the Acquisition, or (iii) the Issuer otherwise publicly announces that the Acquisition will not be consummated, we will redeem all outstanding notes at a special mandatory redemption price equal to 101% of the aggregate principal amount of such notes, plus accrued and unpaid interest to, but not including, the special mandatory redemption date. See “Description of Notes—Special Mandatory Redemption.”
Certain of the underwriters in this offering or their respective affiliates are lenders under our Term Credit Agreement and will receive a portion of the proceeds from this offering in their capacities as such. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

CAPITALIZATION
The following table shows our unaudited cash and cash equivalents and capitalization as of March 31, 2021:
•	on an actual basis; and
•
on an as-adjusted basis giving effect to the entrance into, and borrowings under, our Term Credit Agreement, the issuance of the notes offered hereby and the use of the net proceeds therefrom (including the repayment of a portion of the outstanding borrowings under our Term Credit Agreement with the net proceeds of this offering of the notes and approximately $9.4 million of cash on hand).

This table should be read in conjunction with, and is qualified in its entirety by reference to, our consolidated financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our 2020 Annual Report and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, both of which are incorporated by reference herein.
	As of March 31, 2021
	Actual	As-adjusted
	($ in millions)
Cash and cash equivalents(1)	$355.8	$346.4
Debt(2)
Revolving Credit Facility(3)
U.S. Dollar Tranche	$375.0	$375.0
Multicurrency Tranche	133.8	133.8
Term Credit Agreement(4)
Tranche 1 Loans	—	—
Tranche 2 Loans	—	1,550.0
3.400% senior notes due 2026(5)	498.8	498.8
2.900% senior notes due 2029(6)	748.1	748.1
Notes offered hereby(7)	—	999.6
Total debt	1,755.7	4,305.3
Total stockholders’ equity	1,589.3	1,589.3
Total capitalization	$3,345.0	$5,894.6
(1)	The as-adjusted cash and cash equivalents figure gives effect to our expected application of approximately $9.4 million of cash on hand to the repayment of the Tranche 1 Loans.
(2)	All debt balances are presented exclusive of deferred financing costs.
(3)
Reflects outstanding borrowings under the 2019 Revolving Credit Facility as of March 31, 2021. The borrowings under the multicurrency tranche consisted of CAD$170.0 million as of March 31, 2021. As of March 31, 2021, we had approximately $991.2 million available to be borrowed under the 2019 Revolving Credit Facility. On April 23, 2021, we entered into the Revolving Credit Facility. See “Offering Summary—Recent Developments—Revolving Credit Facility” and “Description of Other Indebtedness.” As of May 6, 2021, we had outstanding borrowings of $425.0 million and CAD$170.0 million outstanding under the Revolving Credit Facility. We have aggregate commitments of $1,500.0 million under our Revolving Credit Facility.

(4)
Reflects amounts expected to remain outstanding after giving effect to the issuance of the notes offered hereby and the use of proceeds therefrom. As of May 10, 2021, before giving effect to the issuance of the notes offered hereby and the use of proceeds therefrom, we currently expect to have $1.0 billion aggregate principal amount of the Tranche 1 Loans outstanding and $1.55 billion aggregate principal amount of the Tranche 2 Loans outstanding. A portion of the Tranche 1 Loans and/or the Tranche 2 Loans (allocated at our election as between Tranche 1 and Tranche 2) will be repaid with the net proceeds of the offering of the notes. We currently expect to apply an amount equal to the entirety of the net proceeds of the offering of the notes, together with approximately $9.4 million of cash on hand, to the repayment of the Tranche 1 Loans.

(5)	Reflects $1.2 million of original issue discount in respect of 3.400% senior notes due 2026.
(6)	Reflects $1.9 million of original issue discount in respect of 2.900% senior notes due 2029.
(7)	Reflects $0.4 million of original issue discount in respect of the notes offered hereby.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
The following unaudited pro forma condensed combined financial statements give effect to the proposed acquisition (the “Acquisition”) of Itiviti Holdings AB and its subsidiaries (“Itiviti”) by Broadridge Financial Solutions, Inc. (“Broadridge” or the “Company”) and were prepared in accordance with the regulations of the Securities and Exchange Commission (the “SEC”). The Acquisition is subject to customary closing conditions and regulatory approval and is expected to close in the fourth quarter of fiscal year 2021. The unaudited pro forma condensed combined balance sheet as of March 31, 2021 assumes that the closing of the Acquisition (the “Closing”) took place on March 31, 2021 and combines the historical balance sheets of Broadridge as of March 31, 2021 and Itiviti as of December 31, 2020. The unaudited pro forma condensed combined statement of earnings for the nine months ended March 31, 2021 and for the year ended June 30, 2020 assume that the Closing took place as of July 1, 2019. Broadridge’s fiscal year end is June 30 while Itiviti’s fiscal year end is December 31. Therefore, we have prepared Itiviti’s statements of earnings for the twelve month period ended June 30, 2020 and for the nine month period ended December 31, 2020 for purposes of combining with the Broadridge statements of earnings for the twelve month period ended June 30, 2020 and for the nine month period ended March 31, 2021, and have used Itiviti’s balance sheet at December 31, 2020 to combine with the historical balance sheet of Broadridge at March 31, 2021 for purposes of preparing the unaudited pro forma condensed combined balance sheet as of March 31, 2021. The Itiviti historical condensed statement of earnings for the twelve months ended June 30, 2020 and the nine months ended December 31, 2020 include an overlap of revenues of approximately $56.6 million and net earnings attributable to the parent company's shareholders of approximately $17.0 million for the period of April 1, 2020 through June 30, 2020, using a Euro to U.S. dollar exchange rate of $1.09438.
The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of SEC Regulation S-X, in accordance with SEC Final Rule Release No. 33-10786, Amendments to Financial Disclosures About Acquired and Disposed Businesses. The historical financial information of Broadridge are reported pursuant to accounting principles generally accepted in the United States (“U.S. GAAP”) and are presented in U.S. dollars (“USD”), while the historical financial information of Itiviti are reported pursuant to International Financial Reporting Standards (“IFRS”) and are presented in Euros (“EUR”). Accordingly, the unaudited pro forma condensed combined financial statements give effect to the Acquisition and include adjustments for the following:
•	certain adjustments and reclassifications to conform the historical financial information of Itiviti from IFRS to U.S. GAAP and to translate the financial statements from EUR to USD;
•
application of the acquisition method of accounting under the provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification, which we refer to as ASC 805, “Business Combinations,” (“ASC 805”) to reflect estimated Acquisition consideration of approximately $2.6 billion excluding cash acquired and subject to customary closing adjustments;

•	certain adjustments and reclassifications to conform Itiviti's accounting policies to those of Broadridge's accounting policies;
•	to exclude the impact of certain items that are considered to be non-recurring; and
•	the proceeds and uses of the new term credit agreement the Company (the “Fiscal 2021 Term Credit Agreement”) entered into in connection with the Acquisition.
The pro forma financial information reflects transaction accounting adjustments management believes are necessary to present fairly Broadridge’s pro forma results of operations and financial position following the Closing as of and for the periods indicated. The transaction accounting adjustments are based on currently available information and assumptions Broadridge management believes are, under the circumstances and given the information available at this time, reasonable, and reflective of adjustments necessary to report Broadridge’s financial condition and results of operations as if the Acquisition was completed on the assumed dates.
The following unaudited pro forma condensed combined financial statements and related notes are based on and should be read in conjunction with (i) the historical unaudited consolidated financial statements of Broadridge and related notes included in Broadridge’s Quarterly Report on Form 10-Q for the period ended March 31, 2021, (ii) the historical audited consolidated financial statements of Broadridge and the related notes included in

Broadridge’s Annual Report on Form 10-K for the year ended June 30, 2020, and (iii) the historical audited consolidated financial statements of Itiviti and the related notes included in Itiviti’s Annual Report for the year ended December 31, 2020, which financial statements are filed as Exhibit 99.1 to this Current Report on Form 8-K.
The statements and related notes are being provided for illustrative purposes only and do not purport to represent what the combined company’s actual results of operations or financial position would have been had the Acquisition been completed on the dates indicated, nor are they necessarily indicative of the combined company’s future results of operations or financial position for any future period.
Broadridge intends to complete the valuations and other studies upon completion of the Acquisition and will finalize the allocation of consideration as soon as practicable, but in no event later than one year following the Closing. The assets and liabilities of Itiviti have been measured based on various preliminary estimates using assumptions that Broadridge believes are reasonable based on information that is currently available. Broadridge estimated the fair value of Itiviti's assets and liabilities based on a preliminary valuation analysis, due diligence information, information presented in Itiviti's audited and unaudited financial statements and other available information. Following completion of the Acquisition, a final determination of the fair value of Itiviti's assets acquired and liabilities assumed will be performed. Any changes in the fair values of the net assets or total purchase consideration as compared with the information shown in the unaudited pro forma condensed combined financial statements may change the amount of the total purchase consideration allocated to goodwill and other assets and liabilities and may impact the combined company statement of earnings. The final purchase consideration allocation may be materially different than the preliminary purchase consideration allocation presented in the unaudited pro forma condensed combined financial statements. Accordingly, the transaction accounting adjustments are preliminary and have been made solely for the purpose of providing pro forma financial statements prepared in accordance with Article 11 of Regulation S-X. Differences between these preliminary estimates and the final acquisition accounting may occur and these differences could have a material impact on the accompanying pro forma financial statements and the combined company’s future results of operations and financial position.
Upon completion of the Acquisition, Broadridge will perform a detailed review of Itiviti’s accounting policies. As a result of that review, Broadridge may identify differences between the accounting policies of Broadridge and Itiviti that, when conformed, could have a material impact on the consolidated financial statements of the combined company. At this time, Broadridge is not aware of any significant accounting policy differences. The pro forma financial statements do not reflect any cost or growth synergies that the combined company may achieve as a result of the Acquisition, or the costs to combine the operations of Broadridge and Itiviti, or the costs necessary to achieve these cost or growth synergies. Further, there were no material intercompany transactions and balances between Broadridge and Itiviti as of and for the nine months ended March 31, 2021 and for the year ended June 30, 2020. As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed.

Broadridge Financial Solutions, Inc.
Pro Forma Condensed Combined Balance Sheet
As of March 31, 2021
(Unaudited, USD in millions)
	Broadridge As Reported March 31, 2021 (See Note 3a)	Itiviti December 31, 2020 (See Notes 5 and 3b)	Transaction Accounting Adjustments	Notes	Broadridge Pro Forma
Assets
Current assets:
Cash and cash equivalents	$355.8	$37.3	$(2,604.1)	2a, 3d(i), 3d(ii)
			2,548.4	3d(iii), 3d(iv)	$337.3
Accounts receivable, net of allowance for doubtful accounts	871.0	58.9	—		929.8
Other current assets	151.8	23.4	—		175.2
Total current assets	1,378.6	119.6	(55.7)		1,442.4
Property, plant and equipment, net	167.2	8.0	—		175.2
Goodwill	1,723.3	568.8	(568.8)	2b
			1,927.2	2i, 3e
			1.9	3e
			(2.6)	3g	3,649.8
Intangible assets, net	546.8	270.3	(270.3)	2c, 3c
			858.3	2f, 3c	1,405.1
Other non-current assets	1,370.9	56.7	2.6	3g	1,430.2
Total assets	$5,186.8	$1,023.4	$1,892.6		$8,102.8
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$—	$0.0	—		$0.0
Payables and accrued expenses	876.1	69.5	(13.6)	3d(i)
			0.4	3h	932.4
Contract liabilities	126.5	102.7	(102.7)	2d, 3c
			70.0	2g, 3c, 3g	196.5
Total current liabilities	1,002.6	172.2	(45.9)		1,129.0
Long-term debt	1,737.7	630.8	(634.4)	3d(ii)
			2,548.4	3d(iii), 3d(iv)	4,282.5
Deferred taxes	157.4	70.5	(41.6)	2e
			188.2	2h
			1.9	3e	376.5
Contract liabilities	187.7	—	—		187.7
Other non-current liabilities	511.9	26.3	(0.4)	3h	537.8
Total liabilities	3,597.4	899.9	2,016.1		6,513.4
Stockholders’ equity:
Preferred stock	—	—	—	3f	—
Common stock	1.6	0.4	(0.4)	3f	1.6
Additional paid-in capital	1,241.2	226.2	(226.2)	3f	1,241.2
Retained earnings	2,390.2	(172.7)	172.7	3f	2,390.2
Treasury stock	(2,019.6)	—	—	3f	(2,019.6)
Accumulated other comprehensive loss	(24.1)	(19.5)	19.5	3f	(24.1)
Non-controlling interest	—	89.1	(89.1)	3f	—
Total stockholders’ equity	1,589.3	123.5	(123.5)	3f	1,589.3
Total liabilities and stockholders’ equity	$5,186.8	$1,023.4	$1,892.6		$8,102.8
Amounts may not sum due to rounding.
See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Broadridge Financial Solutions, Inc.
Pro Forma Condensed Combined Statement of Earnings
For the Nine Months Ended March 31, 2021
(Unaudited, USD in millions, except per share amounts)
	Broadridge As Reported Nine Months Ended March 31, 2021 (See Note 4a)	Itiviti Nine Months Ended December 31, 2020 (See Notes 5 and 4b)	Transaction Accounting Adjustments	Notes	Broadridge Pro Forma
Revenues	$3,462.1	$179.0	$3.1	4d(i)
			(3.7)	4d(ii)	$3,640.5
Operating Expenses:
Cost of revenues	2,554.1	21.0	61.2	4c
			84.5	4g	2,720.8
Selling, general and administrative expenses	510.8	119.6	(85.1)	4g	545.3
Total operating expenses	3,064.8	140.6	60.7		3,266.1
Operating income	397.3	38.4	(61.3)		374.4
Interest expense, net	(37.3)	(32.8)	11.1	4e(i)
			1.2	4g	(57.8)
Other non-operating income (expenses), net	(0.1)	35.0	(74.0)	4e(ii)
			(1.8)	4g
			36.7	4h	(4.2)
Earnings before income taxes	359.8	40.5	(88.0)		312.4
Provision for income taxes	72.7	(8.0)	(5.2)	4f	59.6
Net earnings	287.1	48.5	(82.8)		252.8
Less: Net earnings attributable to non-controlling interests	—	(0.7)	0.7	4i	—
Net earnings attributable to the parent company's shareholders	$287.1	$49.2	$(83.5)		$252.8

Basic earnings per share	$2.48				$2.19
Diluted earnings per share	$2.44				$2.15

Weighted-average shares outstanding
Basic	115.6				115.6
Diluted	117.7				117.7
Amounts may not sum due to rounding.
See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Broadridge Financial Solutions, Inc.
Pro Forma Condensed Combined Statement of Earnings
For the Fiscal Year Ended June 30, 2020
(Unaudited, USD in millions, except per share amounts)
	Broadridge As Reported (See Note 4a)	Itiviti (See Notes 5 and 4b)	Transaction Accounting Adjustments	Notes	Broadridge Pro Forma
Revenue	$4,529.0	$224.9	—	4d(i)
			$(32.7)	4d(ii)	$4,721.2
Operating Expenses:
Cost of revenues	3,265.1	27.8	84.5	4c
			110.2	4g	3,487.6
Selling, general and administrative expenses	639.0	154.0	(108.8)	4g	684.3
Total operating expenses	3,904.1	181.8	85.9		4,171.9
Operating income	624.9	43.1	(118.7)		549.3
Interest expense, net	(58.8)	(44.8)	15.7	4e(i)
			1.6	4g	(86.2)
Other non-operating income (expense), net	13.4	1.5	(3.6)	4e(ii)
			(0.2)	4g
			1.6	4h	12.7
Earnings before income taxes	579.5	(0.2)	(103.6)		475.8
Provision for income taxes	117.0	(0.9)	(27.3)	4f	88.9
Net earnings	462.5	0.7	(76.3)		$386.9
Less: Net earnings attributable to non-controlling interests	—	6.0	(6.0)	4i	—
Net earnings attributable to the parent company's shareholders	$462.5	$(5.2)	$(70.3)		$386.9
Basic earnings per share	$4.03				$3.37
Diluted earnings per share	$3.95				$3.31

Weighted-average shares outstanding
Basic	114.7				114.7
Diluted	117.0				117.0
Amounts may not sum due to rounding.
See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Basis of pro forma presentation
On March 27, 2021, Broadridge and its wholly-owned subsidiary Broadridge Sweden Holdings AB, a company incorporated under the laws of Sweden (“BR Holdings”), entered into a share purchase agreement (the “Share Purchase Agreement”) with Cidron Delfi S.À R.L., Itiviti Invest V AB, Itiviti Intressenter AB and the individuals named therein (collectively, the “Sellers”) pursuant to which Broadridge will acquire Itiviti.
In connection with the Acquisition, Broadridge entered into the Fiscal 2021 Term Credit Agreement providing for term loan commitments in an aggregate principal amount of $2.55 billion for the purpose of funding the Acquisition. The Fiscal 2021 Term Credit Agreement consists of a $1.0 billion tranche that matures 18 months after the date on which such Fiscal 2021 Term Credit Agreement loans are borrowed (the “Funding Date”) and a $1.55 billion tranche that matures on the third anniversary of the Funding Date. Refer to Note 3 for a summary of the impact the financing arrangements are expected to have on Broadridge’s debt balances and refer to Note 4 for details on the impact these financing arrangements are expected to have on the unaudited pro forma condensed combined statements of earnings.
The accompanying unaudited pro forma condensed combined balance sheet as of March 31, 2021 combines the historical consolidated balance sheets of Broadridge and Itiviti, giving effect to the Acquisition as if it had been completed on March 31, 2021. The unaudited pro forma condensed combined statements of earnings for the nine months ended March 31, 2021 and for the year ended June 30, 2020 combine the historical consolidated statements of earnings of Broadridge and Itiviti, giving effect to the Acquisition as if it had been completed on July 1, 2019. Broadridge’s fiscal year end is June 30 while Itiviti’s fiscal year end is December 31. Therefore, we have prepared Itiviti’s statements of earnings for the twelve month period ended June 30, 2020 and for the nine month period ended December 31, 2020 for purposes of combining with the Broadridge statements of earnings and have used Itiviti’s balance sheet at December 31, 2020 to combine with the historical balance sheet of Broadridge at March 31, 2021 for purposes of preparing the unaudited pro forma condensed combined balance sheet as of March 31, 2021.
The historical financial information of Broadridge are reported pursuant to U.S. GAAP and are presented in USD, while the historical financial information of Itiviti are reported pursuant to IFRS and are presented in EUR. As discussed in Note 5, certain adjustments and reclassifications have been made to conform the historical financial information of Itiviti from IFRS to U.S. GAAP and to translate the financial statements from EUR to USD. Upon completion of the Acquisition, Broadridge will perform a detailed review of Itiviti’s accounting policies. As a result of that review, Broadridge may identify differences between the accounting policies of Broadridge and Itiviti that, when conformed, could have a material impact on the consolidated financial statements of the combined company. At this time, Broadridge is not aware of any significant accounting policy differences. The pro forma financial statements do not reflect any cost or growth synergies that the combined company may achieve as a result of the Acquisition, or the costs to combine the operations of Broadridge and Itiviti, or the costs necessary to achieve these cost or growth synergies. Further, there were no material intercompany transactions and balances between Broadridge and Itiviti as of and for the nine months ended March 31, 2021 and for the year ended June 30, 2020.
The accompanying unaudited pro forma condensed combined financial statements and related notes were prepared using the acquisition method of accounting under the provisions of ASC 805, with Broadridge considered the acquirer of Itiviti. ASC 805 requires, among other things, that the assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date. For purposes of the unaudited pro forma condensed combined balance sheet, the purchase consideration has been allocated to the assets acquired and liabilities assumed of Itiviti based upon management’s preliminary estimate of their fair values as of March 31, 2021. Broadridge intends to complete the valuations and other studies upon completion of the Acquisition and will finalize the allocation of consideration as soon as practicable, but in no event later than one year following the closing date of the Acquisition. The assets and liabilities of Itiviti have been measured based on various preliminary estimates using assumptions that Broadridge believes are reasonable based on information that is currently available. Accordingly, the transaction accounting adjustments are preliminary and have been made solely for the purpose of providing pro forma financial statements prepared in accordance with Article 11 of Regulation S-X. Differences between these preliminary estimates and the final acquisition accounting may occur and these differences could have a material impact on the accompanying pro forma financial statements and the combined company’s future results of operations and financial position. The nine months ended March 31, 2021 statement of earnings include Broadridge acquisition costs of approximately $9.0 million and related tax impact of approximately $0.1 million.
All amounts presented within these Notes to the Unaudited Pro Forma Condensed Combined Financial Statements are in millions, except per share data.
2. Preliminary purchase price allocation
Refer to the table below for the preliminary calculation of estimated Acquisition consideration:
(In millions of USD)
Estimated cash consideration to be paid for Itiviti	$2,604.1
The estimated total cash purchase consideration to acquire Itiviti is $2,604.1 million as of April 30, 2021, excluding cash acquired, and is payable in a combination of currencies. The estimated total purchase consideration is subject to customary closing adjustments and includes payments to both the equity holders of Itiviti as well as to the holders of Itiviti’s outstanding debt obligations. The Closing estimated purchase price in EUR and Swedish Krona (“SEK”) has been converted at the EUR to USD exchange rate of $1.20724 and SEK to USD exchange rate of $0.11874 as of April 30, 2021. At constant EUR to USD and SEK to USD exchange rates, a 10% increase/decrease in the exchange rates would result in an approximate $237 million increase/decrease in goodwill.
The preliminary estimated Acquisition consideration as shown in the table above is allocated to the tangible and intangible assets acquired and liabilities assumed of Itiviti based on their preliminary estimated fair values. As mentioned above in Note 1, Broadridge intends to complete the valuations and other studies upon completion of the Acquisition and will finalize the allocation of consideration as soon as practicable, but in no event later than one year following the Closing. The assets and liabilities of Itiviti have been measured based on various preliminary estimates using assumptions that Broadridge believes are reasonable based on information that is currently available.
The following table sets forth a preliminary allocation of the estimated Acquisition consideration to the fair value of the identifiable tangible and intangible assets acquired and liabilities assumed of Itiviti using Itiviti’s consolidated balance sheet as of December 31, 2020, with the excess recorded to goodwill which is not tax deductible:
(In millions of USD)	Amount	Support reference
Calculation of goodwill:
Cash consideration to be paid for Itiviti	$2,604.1	a.
Recognized amounts of identifiable assets acquired and liabilities assumed:
Total assets acquired	1,023.4
Less: Total liabilities assumed	(251.8)
Book value of net assets acquired as of March 31, 2021	771.6
Less: Write-off of pre-existing Itiviti goodwill	(568.8)	b.
Less: Write-off of pre-existing Itiviti intangible assets	(270.3)	c.
Less: Write-off of pre-existing contract liabilities balance	102.7	d.
Less: Deferred tax write-off of pre-existing goodwill and intangible assets	41.6	e.
Adjusted net book value of assets acquired	76.8
Identifiable intangible assets at fair value	858.3	f.
Contract liabilities at fair value	(70.0)	g.
Deferred tax impact of fair value adjustments	(188.2)	h.
Adjusted net fair value of assets acquired:	676.9
Goodwill
Total goodwill:	1,927.2	i.
Pre-existing Itiviti goodwill	568.8
Net Adjustment to goodwill	$1,358.4

3. Adjustments to the unaudited pro forma condensed combined balance sheet
Refer to the items below for a reconciliation of the pro forma adjustments reflected in the unaudited pro forma condensed combined balance sheet:
(a)	Represents the unaudited historical condensed consolidated balance sheet of Broadridge as of March 31, 2021.
(b)	Represents the unaudited historical balance sheet of Itiviti as of December 31, 2020.
(c)
Represents the net adjustment to Itiviti intangible assets based on the estimated fair value of the intangible assets as discussed in Note 2. The net adjustment to the intangible assets is calculated as follows:

(In millions of USD, except estimated useful lives in years)	Estimated Useful Life	Amount
Identifiable intangible assets
Software technology	5.0	$181.1
Customer relationships and trade name	7.0	677.3
Estimated fair value of identified intangible assets		858.3
Pre-existing Itiviti intangible assets		(270.3)
Net adjustment to intangible assets		588.0

Estimated fair value of contract liabilities		70.0
Pre-existing contract liabilities		(102.7)
Net adjustment to contract liabilities		($32.7)
(d)	Represents the extinguishment of Itiviti debt and related obligations at close as well as Broadridge's incurrence of debt totaling $2.55 billion in order to finance the Acquisition.
(In millions of USD)	Amount	Support reference
Decrease for extinguishment of Itiviti existing debt
Current liabilities related to debt extinguished at close	($13.6)	i.
Non-current liabilities related to debt extinguished at close	(634.4)	ii.
Increase for issuance of loans	2,550.0	iii.
Other transaction accounting adjustment to debt	1,901.9
Increase to debt issuance costs	$1.6	iv.
(e)	The pro forma tax adjustments are calculated using a blended statutory tax rate based on the predominant taxable jurisdictions of Itiviti.
(f)	Represents adjustments to eliminate the Itiviti historical equity accounts as Itiviti is the acquiree for accounting purposes.
(in millions of USD)	Transaction Accounting Adjustment
Elimination of Itiviti's historical equity accounts as of December 31, 2020	$123.5
(g)
Represents an adjustment to record contract assets for Itiviti term licenses sold to and installed on clients' premises where the revenue has been recognized for pro forma purposes but not yet invoiced.

(h)	Represents reclassification adjustments of certain balance sheet items to conform Itiviti's historical financial statement presentation to that of Broadridge.
4. Adjustments to the unaudited pro forma condensed combined statements of earnings
Refer to the items below for a reconciliation of the adjustments reflected in the unaudited pro forma condensed combined statements of earnings:
(a)
Represents the historical Consolidated Statement of Earnings for Broadridge for the year ended June 30, 2020, and the Condensed Consolidated Statement of Earnings for Broadridge for the nine months ended March 31, 2021.

(b)
Represents the historical Condensed Consolidated Statement of Earnings for Itiviti for the twelve months ending June 30, 2020, and the historical Condensed Consolidated Statement of Earnings for the nine months ending December 31, 2020.

(c)
Represents the adjustments to record amortization expense related to the increased basis of acquired Itiviti intangible assets, which have been recorded at estimated fair value on a pro forma basis and will be amortized over the estimated useful lives on a straight-line basis utilizing Broadridge's useful life assumptions as provided for each class of intangible assets. The net adjustment to amortization expense is calculated as follows:

(In millions of USD, except estimated useful lives in years)	Estimated Fair Value	Estimated Useful Life	Fiscal Year Ended June 30, 2020	Nine Months Ended December 31, 2020
Amortization of acquired intangible assets
Software technology	181.1	5.0	36.2	27.2
Customer relationships and trade name	677.3	7.0	96.8	72.6
Less: Itiviti historical amortization expense			(48.4)	(38.5)
Net adjustment to amortization expense			84.5	61.2
(d)	Certain adjustments to the historical Itiviti revenue were made, as follows:
i.
Represents an adjustment to recognize Itiviti term licenses sold to and installed on clients' premises to that of revenue recognized upon delivery and acceptance of the software license by the client consistent with Broadridge's accounting policy, whereas Itiviti recognized revenue on a ratable basis over the contract term.

ii.	Record the purchase accounting impacts of the fair value of the acquired Itiviti contract liabilities.
(e)
Represents the elimination of historical Itiviti interest expense on the historical Itiviti debt to be paid off at close of the acquisition, as well as addition of interest expense associated with Broadridge's debt facilities used to finance the Itiviti acquisition. In addition, represents elimination of unrealized foreign currency transaction gains on the Itiviti historical debt to be extinguished at close.

(i)	(In millions of USD)	Fiscal Year Ended June 30, 2020	Nine Months Ended December 31, 2020
	Elimination of interest expense and amortization of debt issuance costs - outstanding Itiviti's debt	44.9	33.0
	Interest expense on new debt	(23.9)	(17.9)
	Amortization of new debt issuance costs	(5.3)	(4.0)
	Other transaction accounting adjustments to interest expense	15.7	11.1
Interest Rate Sensitivity Analysis:	Fiscal Year Ended June 30, 2020	Nine Months Ended December 31, 2020
Interest expense on new debt	Interest expense	Interest expense
As presented	(23.9)	(17.9)
1/8% increase in interest rate	(27.1)	(20.3)
1/8% decrease in interest rate	(20.7)	(15.5)
(ii)		Fiscal Year Ended June 30, 2020	Nine Months Ended December 31, 2020
	Elimination of unrealized foreign currency transaction gains on the Itiviti historical debt	(3.6)	(74.0)
(f)	The pro forma tax adjustments are calculated using a blended statutory tax rate based on the predominant taxable jurisdictions of Itiviti.
(g)	Represents a reclassification of Itiviti cost of revenues, selling, general and administrative expenses, and other related statement of earnings line items to conform to Broadridge's presentation.
(h)
Represents elimination of foreign currency transaction gains and losses on certain intercompany loans between Itiviti's subsidiaries that are expected to be settled following the acquisition close, and as such under the new intercompany structure, these foreign currency transaction gains and losses are not expected to recur.

(i)
Represents the elimination of the outstanding non-controlling interest shares of one of Itiviti's consolidated subsidiaries that will be acquired in full, and such amounts are included in the total estimated purchase consideration.

5. Adjustments to Itiviti Historical Financial Statements to Conform to U.S. GAAP
During the preparation of these unaudited pro forma condensed combined financial statements, management performed a preliminary analysis of Itiviti’s financial information to identify differences in accounting policies as compared to those of Broadridge and differences in financial statement presentation as compared to the presentation of Broadridge, including certain adjustments and reclassifications to conform the historical financial information of Itiviti from IFRS to U.S. GAAP and to translate the financial statements from EUR to USD.
Upon completion of the Acquisition, Broadridge will perform a detailed review of Itiviti's accounting policies. As a result of that review, Broadridge may identify differences between the accounting policies of Broadridge and Itiviti that, when conformed, could have a material impact on the consolidated financial statements of the combined company. At this time, Broadridge is not aware of any significant accounting policy differences.
Itiviti Pro Forma Condensed Balance Sheet
As of December 31, 2020
(in millions)
	Historical Itiviti (€)	IFRS to U.S. GAAP and Reclassification Adjustments (€)	Notes	Historical Adjusted Itiviti (€)	Historical Adjusted Itiviti ($) (See Note 5a)
Assets
Current assets:
Cash and cash equivalents	31.6	—		31.6	37.3
Accounts receivable, net of allowance for doubtful accounts	49.9	—		49.9	58.9
Other current assets	19.8	—		19.8	23.4
Total current assets	101.3	—		101.3	119.6
Property, plant and equipment, net	6.8	—		6.8	8.0
Goodwill	481.9	—		481.9	568.8
Intangible assets, net	297.4	(68.4)	5b(ii)	229.0	270.3
Other non-current assets	45.5	2.5	5b(i)	48.0	56.7
Total assets	932.9	(65.8)		867.0	1,023.4
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	0.0	—		0.0	0.0
Payables and accrued expenses	58.9	—		58.9	69.5
Contract liabilities	87.0	—		87.0	102.7
Total current liabilities	145.9	—		145.9	172.2
Long-term debt	534.4	—		534.4	630.8
Deferred taxes	75.8	(16.1)	5b(iii)	59.8	70.5
Contract liabilities	—	—		—	—
Other non-current liabilities	21.2	1.1	5b(i)	22.3	26.3
Total liabilities	777.4	(15.0)		762.4	899.9

Stockholders’ equity:
Preferred stock	—	—		—	—
Common stock	0.3	—		0.3	0.4
Additional paid-in capital	191.7	—		191.7	226.2
Retained earnings	(95.5)	(50.8)	5b(i), 5b(ii), 5b(iii)	(146.3)	(172.7)
Treasury stock	—	—		—	—
Accumulated other comprehensive loss	(16.5)	—		(16.5)	(19.5)
Non-controlling interest	75.5	—		75.5	89.1
Total stockholders’ equity	155.5	(50.8)		104.7	123.5
Total liabilities and stockholders’ equity	932.9	(65.8)		867.0	1,023.4
Amounts may not sum due to rounding.

Itiviti Pro Forma Condensed Statement of Earnings
Twelve Months Ended June 30, 2020
(in millions)
	Historical Itiviti (€)	IFRS to U.S. GAAP and Reclassification Adjustments (€)	Notes	Historical Adjusted Itiviti (€)	Historical Adjusted Itiviti ($) (See Note 5a)
Revenues:	203.2	—		203.2	224.9
Operating Expenses:
Cost of revenues	25.1	—		25.1	27.8
Selling, general and administrative expenses	131.5	0.6	5b(i)	139.2	154.0
		7.2	5b(ii)
Total operating expenses	156.6	7.7		164.3	181.8
Operating income	46.7	(7.7)		38.9	43.1
Interest expense, net	(41.9)	1.4	5b(i)	(40.5)	(44.8)
Other non-operating income (expense), net	1.4	—		1.4	1.5
Earnings before income taxes	6.1	(6.3)		(0.2)	(0.2)
Provision for income taxes	3.9	(4.7)	5b(iii)	(0.8)	(0.9)
Net earnings	2.2	(1.6)		0.7	0.7
Less: Net earnings attributable to non-controlling interests	5.4	—		5.4	6.0
Net earnings attributable to the parent company's shareholders	(3.2)	(1.6)		(4.7)	(5.2)
Amounts may not sum due to rounding.

Itiviti Pro Forma Condensed Statement of Earnings
Nine Months Ended December 31, 2020
(in millions)
	Historical Itiviti (€)	IFRS to U.S. GAAP and Reclassification Adjustments (€)	Notes	Historical Adjusted Itiviti (€)	Historical Adjusted Itiviti ($) (See Note 5a)
Revenues:	157.0	—		157.0	179.0
Operating Expenses:
Cost of revenues	18.4	—		18.4	21.0
Selling, general and administrative expenses	99.1	1.0	5b(i)	104.9	119.6
		4.8	5b(ii)
Total operating expenses	117.5	5.8		123.3	140.6
Operating income	39.5	(5.8)		33.7	38.4
Interest expense, net	(29.9)	1.1	5b(i)	(28.8)	(32.8)
Other non-operating income (expense), net	30.7	—		30.7	35.0
Earnings before income taxes	40.3	(4.7)		35.6	40.5
Provision for income taxes	7.4	(14.4)	5b(iii)	(7.0)	(8.0)
Net earnings	32.9	9.7		42.6	48.5
Less: Net earnings attributable to non-controlling interests	(0.6)	—		(0.6)	(0.7)
Net earnings attributable to the parent company's shareholders	33.5	9.7		43.1	49.2
(a)
The historical Itiviti pro forma condensed balance sheet and Itiviti pro forma condensed statements of earnings, each initially reported in EUR, were translated into USD using the following historical foreign exchange rates:

$ / €
Average exchange rate for year ended June 30, 2020 (statement of earnings)	1.10640
Average exchange rate for nine months ended December 31, 2020 (statement of earnings)	1.13996
Period end exchange rate as of December 31, 2020 (balance sheet)	1.18033
(b)
i.
Lease accounting: Under IFRS, all leases are accounted for as finance leases, whereas under U.S. GAAP, the Itiviti leases would be accounted for as operating leases. As a result, there is a change in the expense pattern and classification of the lease expense as well as changes in the right of use asset and associated lease liability balances to conform IFRS to a U.S. GAAP presentation.

ii.
Capitalized software: Under IFRS, Itiviti accounts for certain software development costs related to products sold both as hosted software-as-a-service and as term licenses installed on clients' premises as eligible for capitalization as an intangible software asset. Under U.S. GAAP, software development costs that relate to products that are sold both as software-as-a-service and as term licenses installed on clients' premises would generally be expensed pursuant to the accounting for software sold, leased or otherwise marketed as a separate product.

iii.
Tax adjustment: Represents the associated deferred tax asset and liability as well as related income tax expense adjustments for the lease accounting and capitalized software IFRS to U.S. GAAP adjustments noted above.

Amounts may not sum due to rounding.

DESCRIPTION OF OTHER INDEBTEDNESS
Term Credit Agreement
On March 27, 2021, we entered into the Term Credit Agreement among Broadridge, as borrower, certain of our subsidiaries party thereto as borrowers, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, providing for term loan commitments in an aggregate principal amount of $2.55 billion (“Term Commitments”). The Term Commitments are comprised of a $1.0 billion U.S. dollar tranche (“Tranche 1”, and the term loans funded thereunder, the “Tranche 1 Loans”) and a $1.55 billion U.S. dollar tranche (“Tranche 2”, and the term loans funded thereunder, the “Tranche 2 Loans”; and the Tranche 2 Loans, together with the Tranche 1 Loans, the “Loans”). We currently expect to borrow the full $2.55 billion aggregate principal amount of the Loans available under our Term Credit Agreement on May 10, 2021, and the Loans are subject to mandatory prepayment if (1) the Acquisition is not consummated on or before the earlier of (x) the date that is twelve days after the date the Loans are borrowed and (y) June 15, 2021 or (2) the Share Purchase Agreement is terminated in accordance with its terms without consummation of the Acquisition. The Tranche 1 Loans will mature on the date that is 18 months after the date on which the Loans are borrowed (the “Funding Date”). The Tranche 2 Loans will mature on the third anniversary of the Funding Date. We expect to use the proceeds of the Loans to finance the Acquisition and pay certain fees and expenses in connection therewith. The Loans will bear interest at an annual rate currently equal to 75 basis points and 87.5 basis points for Tranche 1 and Tranche 2, respectively, over the London Interbank Offered Rate. In addition, the Term Credit Agreement has a commitment fee currently equal to 11.0 basis points per annum for each of Tranche 1 and Tranche 2, which is payable on the aggregate undrawn commitment amounts under the Term Credit Agreement.
In the event and on each occasion that, after the making of the Loans on the date of funding (such date, the “Funding Date”) and prior to the repayment or prepayment in full of all the Tranche 1 Loans, Broadridge or any Subsidiary receives any net cash proceeds in respect of a reduction/prepayment event (as defined therein, including an issuance of securities), we shall, on or prior to the third business day (or, in the case of a reduction/prepayment event related to a disposition or sale of assets, on or prior to the seventh business day) after the receipt of such net cash proceeds by Broadridge or any Subsidiary, prepay the borrowings in an amount equal to the lesser of (i) the aggregate principal amount of the Tranche 1 Loans then outstanding and (ii) 100% of such net cash proceeds, which prepayments shall be allocated as between Tranche 1 and Tranche 2 in such manner as shall be specified by Broadridge; provided that in no event shall the aggregate amount of such prepayments required by the Term Credit Agreement, when taken together with the aggregate amount of the reductions in the Term Commitments effected pursuant to thereto, exceed $1.0 billion.
If the Funding Date occurs prior to the closing date of the Acquisition (such date, the “Acquisition Closing Date”), we will be required to prepay the entire outstanding principal amount of all the Loans on the earliest of (i) if the Acquisition Closing Date shall not have occurred on or prior to the twelfth day after the Funding Date, the date that is three business days after such twelfth day, (ii) if the Acquisition Closing Date shall not have occurred on or prior to June 15, 2021, the third business day thereafter and (iii) if the Share Purchase Agreement shall have been terminated in accordance with the terms thereof prior to the Acquisition Closing Date, the third business day after such termination. We currently expect to borrow the full $2.55 billion aggregate principal amount of the Loans available under our Term Credit Agreement on May 10, 2021.
Revolving Credit Facility
On April 23, 2021, we entered into an amended and restated credit agreement (the “Revolving Credit Facility”) among Broadridge, certain subsidiaries of Broadridge party thereto as subsidiary borrowers (together with Broadridge, the “Borrowers”), the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, providing for senior unsecured revolving credit facilities in an aggregate principal amount of $1.5 billion. The Revolving Credit Facility replaced and refinanced in full the commitments under the 2019 Revolving Credit Facility. The Revolving Credit Facility is comprised of a $1.1 billion US Dollar tranche and multicurrency tranches totaling $400.0 million. The Revolving Credit Facility provides for a letter of credit facility and a swingline facility. The Revolving Credit Facility has a five year term. The Revolving Credit Facility also permits, subject to the satisfaction of certain conditions, the establishment of up to $500.0 million of additional revolving loan commitments from one or more of the existing lenders or, with the consent of the Administrative Agent, other lenders. The Revolving Credit Facility also contains mechanics by which Broadridge may, with the consent of the Administrative Agent and the lenders providing the relevant commitments, add one or more additional subsidiary borrowers and one or more additional currencies under an existing tranche or under a new tranche. Broadridge may voluntarily prepay, in whole or in part and without premium or penalty, borrowings under the Revolving Credit Facility at any time.
Under the Revolving Credit Facility, revolving loans denominated in US Dollars, Canadian Dollars, Euro, Yen, and Swedish Kronor initially bear interest at LIBOR, CDOR, EURIBOR, TIBOR and STIBOR, respectively, plus 1.015% per annum (subject to step-ups to 1.175% and step-downs to 0.805% based on ratings) and revolving loans denominated in Sterling initially bear interest at SONIA plus 1.0476% per annum (subject to step-ups to 1.2076% and step-downs to 0.8376% based on ratings). Broadridge will also pay a facility fee of 11.0 basis points per annum (subject to step-ups to 20.0 basis points and step-downs to 7.0 basis points based on ratings), payable quarterly commencing on June 30, 2021, on the daily amount of the revolving commitments.
3.400% senior notes due 2026
In June 2016, we completed an offering of $500.0 million in aggregate principal amount of senior notes (the “Fiscal 2016 Senior Notes”). The Fiscal 2016 Senior Notes will mature on June 27, 2026 and bear interest at a rate of 3.40% per annum. Interest on the Fiscal 2016 Senior Notes is payable semi-annually in arrears on June 27 and December 27 of each year. The Fiscal 2016 Senior Notes were issued at a price of 99.589% (effective yield to maturity of 3.449%). The indenture governing the Fiscal 2016 Senior Notes contains certain covenants including covenants restricting Broadridge’s ability to create or incur liens securing indebtedness for borrowed money, to enter into certain sale-leaseback transactions, and to engage in mergers or consolidations and transfer or lease all or substantially all of our assets. As of March 31, 2021, we are in compliance with the covenants of the indenture governing the Fiscal 2016 Senior Notes. The indenture also contains covenants regarding the purchase of the Fiscal 2016 Senior Notes upon a change of control triggering event. We may redeem the Fiscal 2016 Senior Notes in whole or in part at any time before their maturity. The fair value of the fixed-rate Fiscal 2016 Senior Notes at March 31, 2021 and June 30, 2020 was $542.4 million and $554.3 million, respectively, based on quoted market prices and has been classified as a Level 1 financial liability.
2.900% senior notes due 2029
In December 2019, we completed an offering of $750.0 million in aggregate principal amount of senior notes (the “Fiscal 2020 Senior Notes”). The Fiscal 2020 Senior Notes will mature on December 1, 2029 and bear interest at a rate of 2.90% per annum. Interest on the Fiscal 2020 Senior Notes is payable semi-annually in arrears on June 1 and December 1 of each year. The Fiscal 2020 Senior Notes were issued at a price of 99.717% (effective yield to maturity of 2.933%). The indenture governing the Fiscal 2020 Senior Notes contains certain covenants including covenants restricting Broadridge’s ability to create or incur liens securing indebtedness for borrowed money, to enter into certain sale-leaseback transactions, and to engage in mergers or consolidations and transfer or lease all or substantially all of our assets. As of March 31, 2021, we are in compliance with the covenants of the indenture governing the Fiscal 2020 Senior Notes. The indenture also contains covenants regarding the purchase of the Fiscal 2020 Senior Notes upon a change of control triggering event. Broadridge may redeem the Fiscal 2020 Senior Notes in whole or in part at any time before their maturity. The fair value of the fixed-rate Fiscal 2020 Senior Notes at March 31, 2021 and June 30, 2020 was $768.9 million and $803.6 million, respectively, based on quoted market prices and has been classified as a Level 1 financial liability.

DESCRIPTION OF NOTES
Selected provisions of the notes are summarized below. This summary supplements and, to the extent inconsistent with, replaces the description of the debt securities under the caption “Description of Debt Securities” in the accompanying prospectus. You should read the following information in conjunction with the statements under “Description of Debt Securities” in the accompanying prospectus.
The notes will be issued under an indenture dated May 29, 2007 (the “base indenture”) between Broadridge Financial Solutions, Inc. (“Broadridge”) and U.S. Bank National Association, as trustee (the “trustee”), as supplemented, and as further supplemented to reflect certain terms of the notes by a fifth supplemental indenture to be dated as of May 17, 2021 (together with the base indenture, the “indenture”). The following summary of provisions of the indenture and the 2.600% Senior Notes due 2031 (the “notes”) does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including definitions therein of certain terms and provisions made a part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). This summary may not contain all the information that you may find useful. You should read the indenture and the notes, copies of which are available from Broadridge upon request. Capitalized terms used and not defined in this description of notes have the meanings specified in the indenture. References to “Broadridge” or “the Issuer” in this section of this prospectus supplement are, unless the context otherwise indicates, only to Broadridge Financial Solutions, Inc. and not to any of its subsidiaries.
General
The notes will have the following basic terms:
•	the notes will be senior unsecured obligations of Broadridge and will rank equally in right of payment with all other existing and future unsecured and unsubordinated debt obligations of Broadridge;
•	the notes are obligations exclusively of Broadridge and are not guaranteed by any of its subsidiaries;
•	the notes initially will be issued in an aggregate principal amount of $1,000,000,000, and Broadridge will have the ability to issue additional notes as described under “—Further Issuances” below;
•	the notes will accrue interest at a rate of 2.600% per year;
•
interest will accrue on the notes from the most recent interest payment date to or for which interest has been paid or duly provided for (or if no interest has been paid or duly provided for, from the issue date of the notes), payable semiannually in arrears on May 1 and November 1 of each year, beginning on November 1, 2021;

•	the notes will mature on May 1, 2031 unless redeemed or repurchased prior to that date;
•	Broadridge may redeem the notes, in whole or in part, at any time at its option as described under “—Optional Redemption” below;
•
Broadridge may be required to repurchase the notes in whole or in part at the option of the holders in connection with the occurrence of a “change of control repurchase event” as described under “—Purchase of Notes upon a Change of Control Repurchase Event” below;

•	Broadridge may be required to redeem all of the notes under certain circumstances as described under “—Special Mandatory Redemption” below;
•	the notes will be issued in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof;
•
the notes will be represented by one or more global notes registered in the name of a nominee of DTC, but in certain circumstances may be represented by notes in definitive form (see “—Book-Entry; Delivery and Form; Global Notes” below); and

•	the notes will be exchangeable and transferable at the office or agency of Broadridge maintained for such purposes (which initially will be the corporate trust office of the trustee).

Interest on each note will be paid to the person in whose name that note is registered at the close of business on April 15 or October 15, as the case may be, immediately preceding the relevant interest payment date. Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.
If any interest or other payment date of a note falls on a day that is not a business day, the required payment of principal, premium, if any, or interest will be due on the next succeeding business day as if made on the date that the payment was due, and no interest will accrue on that payment for the period from and after that interest or other payment date, as the case may be, to the date of that payment on the next succeeding business day. The term “business day” means, with respect to any note, any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York City are authorized or required by law, regulation or executive order to close.
The notes will not be subject to any sinking fund.
Broadridge may, subject to compliance with applicable law, at any time purchase notes in the open market or otherwise.
Payment and Transfer or Exchange
Principal of and premium, if any, and interest on the notes will be payable, and the notes may be exchanged or transferred, at the office or agency maintained by Broadridge for such purpose (which initially will be the corporate trust office of the trustee located at 333 Thornall St., 4th Floor, Edison, New Jersey 08837). Payment of principal of and premium, if any, and interest on a global note registered in the name of or held by DTC or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note. If any of the notes are no longer represented by a global note, payment of interest on certificated notes in definitive form may, at the option of Broadridge, be made by (i) check mailed directly to holders at their registered addresses or (ii) upon request of any holder of at least $1,000,000 principal amount of notes, wire transfer to an account located in the United States maintained by the payee. See “—Book-Entry; Delivery and Form; Global Notes” below.
A holder may transfer or exchange any certificated notes in definitive form at the office or agency of Broadridge maintained for such purposes (which initially will be at the same location set forth in the preceding paragraph). No service charge will be made for any registration of transfer or exchange of notes, but Broadridge may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith. Broadridge is not required to transfer or exchange any note selected for redemption during a period of 15 days before mailing of a notice of redemption of notes to be redeemed.
The registered holder of a note will be treated as the owner of that note for all purposes under the indenture.
All amounts of principal of and premium, if any, and interest on the notes paid by Broadridge that remain unclaimed two years after such payment was due and payable will be repaid to Broadridge, and the holders of such notes will thereafter look solely to Broadridge for payment.
Ranking
The notes will be senior unsecured obligations of Broadridge and will rank equally in right of payment with all existing and future unsecured and unsubordinated obligations of Broadridge, including our existing 2.900% senior notes due 2029 and 3.400% senior notes due 2026 and any amounts outstanding under our Revolving Credit Facility or our Term Credit Agreement. As of March 31, 2021, Broadridge had approximately $1,737.7 million of senior unsecured indebtedness outstanding.
The notes will effectively rank junior in right of payment to all existing and future secured indebtedness of Broadridge to the extent of the assets securing such indebtedness, and to all existing and future liabilities of its subsidiaries, including indebtedness and trade payables. As of March 31, 2021, Broadridge did not have any outstanding secured indebtedness.
Broadridge is a holding company with no material assets and derives substantially all of its operating income and cash flow from its subsidiaries. Therefore, Broadridge’s ability to make payments when due to the holders of the notes is dependent upon the receipt of sufficient funds from its subsidiaries. In addition, Broadridge Business Process Outsourcing, LLC, a wholly owned subsidiary of Broadridge, is a registered broker-dealer and is therefore subject to the SEC’s net capital rule, which specifies minimum net capital requirements for registered broker-dealers and prohibits payments of dividends if such payment would reduce the broker-dealer’s net capital below required levels. The net capital rule could restrict Broadridge’s ability to withdraw capital from its broker-dealer subsidiary which in turn could limit its ability to make payments when due to holders of the notes. Further, claims of creditors of Broadridge’s subsidiaries generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of Broadridge’s creditors, including holders of the notes. Accordingly, the notes will be effectively subordinated to creditors, including trade creditors and preferred stockholders, if any, of Broadridge’s subsidiaries. As of March 31, 2021, our subsidiaries had approximately $1,702.4 million in liabilities and no outstanding preferred stock.
Optional Redemption
Prior to February 1, 2031 (three months prior to the maturity date of the notes) (the “Par Call Date”), Broadridge may redeem the notes at its option at any time, either in whole or in part upon at least 15 days, but not more than 60 days, prior notice given by mail to the registered address of each holder of the notes to be redeemed. If Broadridge elects to redeem the notes prior to the Par Call Date, it will pay a redemption price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest thereon to, but not including, the redemption date:
•	100% of the aggregate principal amount of the notes to be redeemed on the redemption date; or
•	the sum of the present values of the Remaining Scheduled Payments, as determined by Broadridge.
In determining the present values of the Remaining Scheduled Payments, Broadridge will discount such payments to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 0.20%.
In addition, at any time and from time to time, on or after the Par Call Date, Broadridge may redeem the notes at its option, either in whole or in part, upon at least 15 days, but not more than 60 days, prior notice given by mail to the registered address of each holder of the notes to be redeemed, at a redemption price equal to 100% of the aggregate principal amount of the notes to be redeemed on the redemption date, plus accrued and unpaid interest on such notes to, but excluding, the redemption date.
The following terms are relevant to the determination of the redemption price.
“Treasury Rate” means, with respect to any redemption date:
•
the arithmetic mean (rounded to the nearest 1/100th of a percentage point) of the yields for the immediately preceding full week published in the most recent Federal Reserve Statistical Release H.15 (or if such statistical release is no longer published, any such other reasonably comparable index published weekly by the Board of Governors of the Federal Reserve System) that has become publicly available prior to the date of determination and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that if no maturity is within three months before or after the maturity date for such notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis rounding to the nearest month; or

•
if that release, or any successor release, is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

The Treasury Rate will be calculated on the third business day preceding the redemption date.
“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

“Independent Investment Banker” means one of J.P. Morgan Securities LLC, BofA Securities, Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC or their respective successors, as may be appointed from time to time by Broadridge.
“Comparable Treasury Price” means, with respect to any redemption date, (1) the arithmetic average of three Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if Broadridge obtains fewer than five Reference Treasury Dealer Quotations, the arithmetic average of all Reference Treasury Dealer Quotations for such redemption date.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by Broadridge, of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to Broadridge by such Reference Treasury Dealer as of 5:00 p.m., New York City time, on the third business day preceding such redemption date.
“Reference Treasury Dealer” means each of (1) J.P. Morgan Securities LLC, BofA Securities, Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, or their affiliates, and their respective successors and (2) one other primary U.S. Government securities dealer in New York City (a “primary treasury dealer”) selected by Broadridge and its successors; provided, however, that if any of the foregoing shall cease to be a primary treasury dealer, the Issuer shall substitute therefor another primary treasury dealer.
“Remaining Scheduled Payments” means, with respect to any note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such note, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.
A partial redemption of the notes may be effected by such method as the trustee may deem fair and appropriate and may provide for the selection for redemption of portions (equal to the minimum authorized denomination for the notes or any integral multiple thereof) of the principal amount of notes of a denomination larger than the minimum authorized denomination for the notes.
Notice of any redemption will be mailed at least 15 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. Once notice of redemption is mailed, the notes called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to the redemption date.
Unless Broadridge defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes, or portions thereof, called for redemption. On or before the redemption date, Broadridge will deposit with a paying agent (or the trustee) money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed on that date. If less than all of the notes are to be redeemed, the notes to be redeemed shall be selected by the trustee by a method the trustee deems to be fair and appropriate.
Special Mandatory Redemption
If (i) the Acquisition has not been consummated on or prior to July 15, 2021 (the “Outside Date”), (ii) prior to the Outside Date, the Share Purchase Agreement is terminated without consummation of the Acquisition, or (iii) the Issuer otherwise publicly announces that the Acquisition will not be consummated, then the Issuer will be required to redeem all outstanding notes on the special mandatory redemption date at a special mandatory redemption price equal to 101% of the aggregate principal amount of the notes plus accrued and unpaid interest thereon to, but not including, the special mandatory redemption date.
The offering is not conditioned upon the consummation of the Acquisition.
The “special mandatory redemption date” means the 20th day (or if such day is not a business day, the first business day thereafter) after the earliest to occur of (1) the Outside Date, if the Acquisition has not been consummated on or prior to the Outside Date, (2) the date of termination of the Share Purchase Agreement without consummation of the Acquisition, or (3) the date of public announcement by Broadridge that the Acquisition will not be consummated.

Notwithstanding the foregoing, installments of interest on the notes that are due and payable on the interest payment dates falling on or prior to the special mandatory redemption date will be payable on such interest payment dates to the registered holders as of the close of business on the relevant record dates in accordance with the terms of the notes and the indenture.
The Issuer will cause the notice of special mandatory redemption to be transmitted, with a copy to the trustee, within five business days after the occurrence of the event triggering the special mandatory redemption to each holder at its registered address. If funds sufficient to pay the special mandatory redemption price of the outstanding notes to be redeemed on the special mandatory redemption date (plus accrued and unpaid interest thereon to, but not including, such date) are deposited with the trustee or a paying agent on or before such special mandatory redemption date, and certain other conditions are satisfied, on and after such special mandatory redemption date, the outstanding notes will cease to bear interest.
The closing of the Acquisition is subject to customary closing conditions and the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “Competition Condition”). The Share Purchase Agreement contains limited termination rights for each of BR Holdings and the Sellers (arising in certain specified circumstances only). In particular, the Share Purchase Agreement will automatically terminate if the Competition Condition is not satisfied by June 15, 2021 (or such later date as agreed by the Institutional Seller and BR Holdings). The Institutional Seller is entitled (but not obliged) to terminate the Share Purchase Agreement if proceedings or investigations regarding the transaction are commenced by regulatory authorities.
Upon the consummation of the Acquisition, the foregoing provisions regarding the special mandatory redemption will cease to apply.
Broadridge is not obligated to place the proceeds of the offering of the notes in escrow prior to the closing of the Acquisition or to provide a security interest in the proceeds, and there are no other restrictions on the use of the proceeds of the notes during such time.
“Acquisition” refers to the acquisition by BR Holdings of Itiviti and its subsidiaries, on the terms and conditions contemplated in the Share Purchase Agreement.
“Share Purchase Agreement” means that certain Share Purchase Agreement dated March 27, 2021, by and among Broadridge, BR Holdings, Cidron Delfi S.À R.L. (the “Institutional Seller”), Itiviti Invest V AB (“MIP Seller”), Itiviti Intressenter AB (“KIP Seller”) and the individuals named therein (collectively with the Institutional Seller, the MIP Seller and the KIP Seller, the “Sellers”), which such Share Purchase Agreement contemplates the acquisition of Itiviti and its subsidiaries by BR Holdings, as the same may be amended, restated, supplemented, waived or otherwise modified from time to time in accordance with its terms.
The Share Purchase Agreement, including a summary of the termination provisions, is filed as part of Broadridge’s Current Report on Form 8-K filed on March 29, 2021. See “Where You Can Find More Information.”
Purchase of Notes upon a Change of Control Repurchase Event
If a change of control repurchase event occurs, unless Broadridge has redeemed the notes as described above, Broadridge will be required to make an offer to each holder of the notes to repurchase all or any part (in excess of $2,000 and in integral multiples of $1,000) of that holder’s notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the notes repurchased plus any accrued and unpaid interest on the notes repurchased to, but not including, the date of repurchase. Within 30 days following any change of control repurchase event or, at the option of Broadridge, prior to any change of control, but after the public announcement of the change of control, Broadridge will mail a notice to each holder, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the change of control repurchase event and offering to repurchase the notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the change of control, state that the offer to purchase is conditioned on a change of control repurchase event occurring on or prior to the payment date specified in the notice. Broadridge will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a change of control repurchase event. To the extent that the provisions of any securities laws or regulations conflict with the change of control repurchase event provisions of the notes, Broadridge will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the change of control repurchase event provisions of the notes by virtue of compliance with such securities laws or regulations.
On the repurchase date following a change of control repurchase event, Broadridge will, to the extent lawful:
(1)	accept for payment all the notes or portions of the notes properly tendered pursuant to its offer;
(2)	deposit with the paying agent an amount equal to the aggregate purchase price in respect of all the notes or portions of the notes properly tendered; and
(3)	deliver or cause to be delivered to the trustee the notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of notes being purchased by Broadridge.
The paying agent will promptly mail to each holder of notes properly tendered the purchase price for the notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any notes surrendered.
Broadridge will not be required to make an offer to repurchase the notes upon a change of control repurchase event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by Broadridge and such third party purchases all notes properly tendered and not withdrawn under its offer.
The change of control repurchase event feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of Broadridge. The change of control repurchase event feature is a result of negotiations between Broadridge and the underwriters. Broadridge has no present intention to engage in a transaction involving a change of control, although it is possible that Broadridge could decide to do so in the future. Subject to the limitations discussed below, Broadridge could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a change of control under the indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the capital structure of Broadridge or credit ratings of the notes. Restrictions on the ability of Broadridge to incur liens, enter into sale and leaseback transactions and consolidate, merge or sell assets are contained in the covenants as described under “—Certain Covenants—Limitation on Liens”, “—Certain Covenants—Limitation on Sale and Leaseback Transactions” and “—Certain Covenants—Limitation on Consolidation, Merger and Sale of Assets.” Except for the limitations contained in such covenants and the covenant relating to repurchases upon the occurrence of a change of control repurchase event, the indenture will not contain any covenants or provisions that may afford holders of the notes protection in the event of a decline in the credit quality of Broadridge or a highly leveraged or similar transaction involving Broadridge.
Broadridge may not have sufficient funds to repurchase all the notes upon a change of control repurchase event. In addition, even if it has sufficient funds, Broadridge may be prohibited from repurchasing the notes under the terms of its future debt instruments.
For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:
“change of control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Broadridge and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) and Section 14(d) of the Exchange Act) other than Broadridge or one of its subsidiaries; (2) the adoption of a plan relating to Broadridge’s liquidation or dissolution; (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than Broadridge or its subsidiaries, becomes the beneficial owner (as defined in Rules 13(d)(3) and 13(d)(5) of the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of Broadridge’s voting stock or other voting stock into which Broadridge’s voting stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; or (4) Broadridge consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into Broadridge, in any such event pursuant to a transaction in which any of the outstanding voting stock of Broadridge or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the voting stock of Broadridge outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the voting stock of the surviving person immediately after giving effect to such transaction.
“change of control repurchase event” means the occurrence of both a change of control and a ratings event.
“Fitch” means Fitch Ratings Inc., or any successor to the rating agency business thereof.
“investment grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB– or better by S&P (or its equivalent under any successor rating categories of S&P); a rating of BBB– or better by Fitch (or its equivalent under any successor rating categories of Fitch); and the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by Broadridge.
“Moody’s” means Moody’s Investors Service Inc., or any successor to the rating agency business thereof.
“rating agency” means (1) each of Moody’s, S&P and Fitch; and (2) if any of Moody’s, S&P and Fitch ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of the control of Broadridge, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by Broadridge (as certified by a resolution of the board of directors of Broadridge) as a replacement for such rating agency.
“ratings event” means the rating of the notes is lowered by at least two of the three rating agencies and the notes are rated below investment grade by at least two of the three rating agencies on any day during the period (which period will be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by any of the rating agencies) commencing on the earlier of the date of the first public occurrence of a change of control or the date of public notice of an agreement that, if consummated, would result in a change of control and ending 60 days following consummation of such change of control.
“S&P” means Standard & Poor’s Ratings Group, Inc., or any successor to the rating agency business thereof.
“voting stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.
Further Issuances
Broadridge may from time to time, without notice to or the consent of the holders of the notes, create and issue additional notes having the same terms as, and ranking equally and ratably with, the notes in all respects (except for the issue date and, if applicable, the issue price, first interest payment date and interest accrual date and the amount of interest payable on the first interest payment date). Such additional notes may be consolidated and form a single series with, and will have the same terms as to ranking, redemption, waivers, amendments or otherwise, as the notes and will vote together as one class on all matters with respect to the notes.
Certain Covenants
The indenture will contain the following principal covenants:
Limitation on Liens
Broadridge will not, and will not permit any Significant Subsidiary to, create, incur, assume or permit to exist any lien on any property or asset (including the capital stock of any subsidiary), to secure any indebtedness of Broadridge, any Significant Subsidiary or any other person without securing the notes equally and ratably with such indebtedness for so long as such indebtedness shall be so secured, subject to certain exceptions. Exceptions include:
•	liens existing on the date of this prospectus supplement;
•
liens on assets or property of a person at the time it becomes a subsidiary securing only indebtedness of such person; provided such indebtedness was not incurred in connection with such person or entity becoming a subsidiary and such liens do not extend to any assets other than those of the person becoming a subsidiary;

•
liens existing on assets created at the time of, or within 18 months after, the acquisition, purchase, lease, improvement or development of such assets to secure all or a portion of the purchase price or lease for, or the costs of improvement or development of, such assets;

•
liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any indebtedness secured by liens referred to above or liens created in connection with any amendment, consent or waiver relating to such indebtedness, so long as such lien is limited to all or part of substantially the same property which secured the lien extended, renewed or replaced, the amount of indebtedness secured is not increased (other than by the amount equal to any costs and expenses (including any premiums, fees or penalties) incurred in connection with any extension, renewal, refinancing or refunding) and the indebtedness so secured does not exceed the fair market value (as determined by Broadridge’s board of directors) of the assets subject to such liens at the time of such extension, renewal, refinancing or refunding, or such amendment, consent or waiver, as the case may be;

•	liens in favor of only Broadridge or one or more subsidiaries granted by Broadridge or a subsidiary to secure any obligations owed to Broadridge or a subsidiary of Broadridge;
•
liens on assets of any subsidiary of Broadridge registered as a “broker” or a “dealer” as such terms are defined in Sections 3(a)(4) and (5) of the Exchange Act created or otherwise arising in the ordinary course of such subsidiary’s business;

•	liens on securities deemed to exist under repurchase agreements and reverse repurchase agreements entered into by Broadridge or any Significant Subsidiary in the ordinary course of business;
•	liens in favor of the trustee granted in accordance with the indenture;
•
liens for taxes, assessments or other governmental charges or levies not yet delinquent by more than 30 days or not yet subject to penalties for nonpayment or that are being contested in good faith by appropriate proceedings and for which Broadridge or any Significant Subsidiary, as applicable, has maintained adequate reserves in accordance with GAAP; and

•
liens otherwise prohibited by this covenant, securing indebtedness which, together with the value of attributable debt incurred in sale and leaseback transactions permitted under “—Limitation on Sale and Leaseback Transactions” below, do not exceed the greater of (i) 18% of Consolidated Net Tangible Assets measured at the date of incurrence of any such lien and (ii) $200 million.

Limitation on Sale and Leaseback Transactions
Broadridge will not, and will not permit any Significant Subsidiary to, enter into any arrangement with any person pursuant to which Broadridge or any Significant Subsidiary leases any property that has been or is to be sold or transferred by Broadridge or the Significant Subsidiary to such person (a “sale and leaseback transaction”), except that a sale and leaseback transaction is permitted if Broadridge or such Significant Subsidiary would be entitled to incur indebtedness secured by a lien on the property to be leased (without equally and ratably securing the outstanding notes) in an amount equal to the present value of the lease payments with respect to the term of the lease remaining on the date as of which the amount is being determined, discounted at the rate of interest set forth or implicit in the terms of the lease, compounded semi-annually (such amount is referred to as the “attributable debt”).
In addition, permitted sale and leaseback transactions not subject to the limitation above and the provisions described in “—Limitation on Liens” above include:
•	temporary leases for a term, including renewals at the option of the lessee, of not more than three years;
•	leases between only Broadridge and a subsidiary of Broadridge or only between subsidiaries of Broadridge;
•
leases where the proceeds are at least equal to the fair market value (as determined by Broadridge’s board of directors) of the property and Broadridge applies within 180 days after the sale of an amount equal to the greater of the net proceeds of the sale or the attributable debt associated with the property to the retirement of long-term secured indebtedness; and

•
leases of property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the property.

Limitation on Consolidation, Merger and Sale of Assets
Broadridge may not consolidate or merge with or into another entity, or sell, lease, convey, transfer or otherwise dispose of its property and assets substantially as an entirety to another entity unless:
•
(1) Broadridge is the surviving or continuing corporation or transferee or (2) the successor entity, if other than Broadridge, is a U.S. corporation, partnership, limited liability company or trust and expressly assumes by supplemental indenture all of Broadridge’s obligations under the notes and the indenture;

•
immediately after giving effect to the transaction, no event of default (as defined below), and no event that, after notice or lapse of time or both, would become an event of default, has occurred and is continuing; and

•
if, as a result of any consolidation, merger, sale or lease, conveyance or transfer described in this covenant, properties or assets of Broadridge would become subject to any lien which would not be permitted by the lien restriction described above without equally and ratably securing the notes, Broadridge or such successor person, as the case may be, will take the steps as are necessary to secure effectively the notes equally and ratably with, or prior to, all indebtedness secured by those liens as described above.

In connection with any transaction that is covered by this covenant, Broadridge must deliver to the trustee an officers’ certificate and an opinion of counsel each stating that the transaction complies with the terms of the indenture.
In the case of any such consolidation, merger, sale, transfer or other conveyance, but not a lease, in a transaction in which there is a successor entity, the successor entity will succeed to, and be substituted for, Broadridge under the indenture and, subject to the terms of the indenture, Broadridge will be released from the obligation to pay principal and interest on the notes and all obligations under the indenture.
Events of Default
Each of the following is an “event of default” under the indenture with respect to the notes:
(1)	a failure to pay principal of or premium, if any, on any note when due at its stated maturity date, upon optional redemption or otherwise;
(2)
a failure by Broadridge to repurchase notes tendered for repurchase following the occurrence of a change of control repurchase event in conformity with the covenant set forth under “—Purchase of Notes upon a Change of Control Repurchase Event”;

(3)	a default in the payment of interest on the notes when due, continued for 30 days;
(4)	certain events of bankruptcy, insolvency or reorganization involving Broadridge;
(5)	a default in the performance, or breach, of Broadridge’s obligations under the “—Certain Covenants—Limitation on Consolidation, Merger and Sale of Assets” covenant described above;
(6)
a default in the performance, or breach, of any other covenant, warranty or agreement in the indenture (other than a default or breach pursuant to clause (5) immediately above or any other covenant or warranty a default in which is elsewhere dealt with in the indenture) for 60 days after a Notice of Default (as defined below) is given to Broadridge; and

(7)
(a) a failure to make any payment at maturity, including any applicable grace period, on any indebtedness of Broadridge (other than indebtedness of Broadridge owing to any of its subsidiaries) outstanding in an amount in excess of $150 million or its foreign currency equivalent at the time and continuance of this failure to pay or (b) a default on any indebtedness of Broadridge (other than indebtedness owing to any of its subsidiaries), which default results in the acceleration of such indebtedness in an amount in excess of $150 million or its foreign currency equivalent at the time without such indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, in the case of clause (a) or (b) above; provided, however, that if any failure, default or acceleration referred to in clauses 7(a) or (b) ceases or is cured, waived, rescinded or annulled, then the event of default under the indenture will be deemed cured.
A default under clause (6) above is not an event of default until the trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding notify Broadridge of the default and Broadridge does not cure such default within the time specified after receipt of such notice. Such notice must specify the default, demand that it be remedied and state that such notice is a “Notice of Default.”
Broadridge shall deliver to the trustee, within 30 days after the occurrence thereof, written notice in the form of an officer’s certificate of any event that with the giving of notice or the lapse of time or both would become an event of default, its status and what action Broadridge is taking or proposes to take with respect thereto.
If an event of default (other than an event of default resulting from certain events involving bankruptcy, insolvency or reorganization with respect to Broadridge) shall have occurred and be continuing, the trustee or the registered holders of not less than 25% in aggregate principal amount of the notes then outstanding may declare, by notice to Broadridge in writing (and to the trustee, if given by the holders of the notes) specifying the event of default, to be immediately due and payable the principal amount of all the notes then outstanding, plus accrued but unpaid interest to the date of acceleration. In case an event of default resulting from certain events of bankruptcy, insolvency or reorganization with respect to Broadridge shall occur, such amount with respect to all the notes shall be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the notes. Unless as otherwise provided herein, after any such acceleration, but before a judgment or decree based on acceleration is obtained by the trustee, the registered holders of a majority in aggregate principal amount of notes then outstanding may, under certain circumstances, rescind and annul such acceleration and waive such event of default with respect to the notes if all events of default, other than the nonpayment of accelerated principal, premium or interest with respect to the notes, have been cured or waived as provided in the indenture.
Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the notes, unless such holders shall have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes.
No holder of notes will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:
(a)	such holder has previously given to the trustee written notice of a continuing event of default,
(b)
the registered holders of at least 25% in aggregate principal amount of the notes then outstanding have made written request and offered reasonable indemnity to the trustee to institute such proceeding as trustee, and

(c)
the trustee shall not have received from the registered holders of a majority in aggregate principal amount of the notes then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

However, such limitations do not apply to a suit instituted by a holder of any note for enforcement of payment of the principal of, and premium, if any, or interest on, such note on or after the respective due dates expressed in such note.
The indenture requires Broadridge to furnish to the trustee, within 120 days after the end of each fiscal year, a statement of an officer regarding compliance with the indenture. Upon becoming aware of any default or event of default, Broadridge is required to deliver to the trustee a statement specifying such default or event of default.

Definitions
The indenture contains the following defined terms:
“Consolidated Net Tangible Assets” means, as of the time of determination, the aggregate amount of the assets of Broadridge and the assets of its consolidated subsidiaries after deducting (1) all goodwill, trade names, trademarks, service marks, patents, unamortized debt discount and expense and other intangible assets and (2) all current liabilities, as reflected on the most recent consolidated balance sheet prepared by Broadridge in accordance with GAAP contained in an annual report on Form 10-K or a quarterly report on Form 10-Q timely filed or any amendment thereto (and not subsequently disclaimed as not being reliable by Broadridge) prior to the time as of which “Consolidated Net Tangible Assets” is being determined.
“GAAP” means generally accepted accounting principles in the United States of America in effect on the date of the indenture.
“guarantee” means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any indebtedness of any other person and any obligation, direct or indirect, contingent or otherwise, of such person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness of such other person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee,” when used as a verb, has a correlative meaning.
“incur” means issue, assume, effect a guarantee or otherwise become liable for.
“indebtedness” means, with respect to any person, obligations (other than Non-recourse Obligations) of such person for borrowed money (including, without limitation, indebtedness for borrowed money evidenced by notes, bonds, debentures or similar instruments).
“Non-recourse Obligation” means indebtedness or other obligations substantially related to the financing of a project involving the development or expansion of properties of Broadridge or any direct or indirect subsidiaries of Broadridge, as to which the obligee with respect to such indebtedness or obligation has no recourse to Broadridge or any direct or indirect subsidiary of Broadridge or such subsidiary’s assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).
“person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.
“Significant Subsidiary” has the meaning set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.
“subsidiary” means, with respect to any person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of that date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
Modification and Waiver
Subject to certain exceptions, the indenture may be amended with the consent of the holders of a majority in principal amount of the notes then outstanding (including consents obtained in connection with a tender offer or exchange for the notes). Broadridge and the trustee may, without the consent of any holders, change the indenture for any of the following purposes:
•	to evidence the succession of another person to Broadridge and the assumption by any such successor of the covenants of Broadridge under the indenture and the notes;
•	to add to the covenants of Broadridge for the benefit of holders of the notes or to surrender any right or power conferred upon Broadridge;
•	to add any additional events of default for the benefit of holders of the notes;

•
to add to or change any of the provisions of the indenture as necessary to permit or facilitate the issuance of notes in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of notes in uncertificated form;

•	to secure the notes;
•	to add or appoint a successor or separate trustee;
•	to cure any ambiguity, defect or inconsistency;
•
to supplement any of the provisions of the indenture as necessary to permit or facilitate the defeasance and discharge of any series of notes, provided that the interests of the holders of the notes are not adversely affected in any material respect;

•	to make any other change that would not adversely affect the holders of the notes;
•
to make any change necessary to comply with any requirement of the SEC in connection with the qualification of the indenture or any supplemental indenture under the Trust Indenture Act of 1939 (the “Act”);

•	to conform the indenture to this Description of Notes; and
•	to reflect the issuance of additional notes as permitted by the indenture.
Notwithstanding the foregoing, no modification, supplement, waiver or amendment may, without the consent of the holder of each affected note:
•	make any change to the percentage of principal amount of notes the holders of which must consent to an amendment, modification, supplement or waiver;
•	reduce the rate of or extend the time of payment for interest on any note;
•	reduce the principal amount or extend the stated maturity of any note;
•	reduce the redemption or repurchase price of any note, change the date on which any note is subject to redemption or repurchase or add redemption provisions to the notes;
•	make any note payable in money other than that stated in the indenture or the note;
•	impair the right to institute suit for the enforcement of any payment on or with respect to the notes; or
•	make any change in the ranking or priority of any note that would adversely affect the holder of such note.
The holders of at least a majority in principal amount of the outstanding notes may waive compliance by Broadridge with certain restrictive provisions of the indenture with respect to the notes. The holders of at least a majority in principal amount of the outstanding notes may waive any past default under the indenture, except a default not theretofore cured in the payment of principal or interest and certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding note.
Defeasance
Broadridge at any time may terminate all its obligations with respect to the notes and the indenture (such termination, “legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes. Broadridge at any time may also terminate its obligations with respect to the notes under the covenants described under “—Certain Covenants—Limitation on Liens,” “—Certain Covenants—Limitation on Sale and Leaseback Transactions,” under clause (6) under “—Events of Default” and under the provisions described under “—Purchase of Notes upon a Change of Control Repurchase Event,” which termination is referred to in this prospectus supplement as “covenant defeasance.” Broadridge may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.
If Broadridge exercises its legal defeasance option with respect to the notes, payment of the notes may not be accelerated because of an event of default with respect thereto. If Broadridge exercises its covenant defeasance option with respect to the notes, payment of the notes may not be accelerated because of an event of default specified in clauses (2), (6) and (7) under “—Events of Default” with respect to the covenants described under “—Certain Covenants” and Broadridge will no longer be obligated to make an offer under the “—Purchase of Notes upon a Change of Control Repurchase Event” provision upon the occurrence of a change of control.
The legal defeasance option or the covenant defeasance option with respect to the notes may be exercised only if:
(a)
Broadridge irrevocably deposits in trust with the trustee money or U.S. government securities or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms, will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay principal and interest when due on all the notes being defeased to maturity,

(b)
no default or event of default with respect to the notes has occurred and is continuing on the date of such deposit, or, with respect to an event of default involving bankruptcy, at any time in the period ending on the 91st day after the date of deposit,

(c)	in the case of the legal defeasance option, Broadridge delivers to the trustee an opinion of counsel stating that:
(1)	Broadridge has received from the Internal Revenue Service a ruling, or
(2)
since the date of the indenture there has been a change in the applicable U.S. federal income tax law, to the effect, in either case, that and based thereon such opinion of counsel shall confirm that the holders of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such defeasance has not occurred,

(d)
in the case of the covenant defeasance option, Broadridge delivers to the trustee an opinion of counsel to the effect that the holders of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred, and

(e)
Broadridge delivers to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge of the notes have been complied with as required by the indenture.

Discharge
When (i) Broadridge delivers to the trustee all outstanding notes (other than notes replaced because of mutilation, loss, destruction or wrongful taking) for cancellation or (ii) all outstanding notes have become due and payable, or are by their terms due and payable within one year whether at maturity or are to be called for redemption within one year under arrangements reasonably satisfactory to the trustee, and in the case of clause (ii) Broadridge irrevocably deposits with the trustee funds sufficient to pay at maturity or upon redemption all outstanding notes, including interest thereon, and if in either case Broadridge pays all other sums related to the notes payable under the indenture by Broadridge, then the indenture shall, subject to certain surviving provisions, cease to be of further effect. The trustee shall acknowledge satisfaction and discharge of the indenture with respect to the notes on demand of Broadridge accompanied by an officer’s certificate and an opinion of counsel of Broadridge.
Same-day Settlement and Payment
The notes will trade in the same-day funds settlement system of DTC until maturity or until Broadridge issues the notes in certificated form. DTC will therefore require secondary market trading activity in the notes to settle in immediately available funds. Broadridge can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.
Book-Entry; Delivery and Form; Global Notes
The notes will be represented by one or more global notes in definitive, fully registered form without interest coupons. Each global note will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.

Investors may hold their interests in a global note directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. Except in the limited circumstances described below, holders of notes represented by interests in a global note will not be entitled to receive their notes in fully registered certificated form.
DTC has advised as follows: DTC is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers (which may include the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.
Ownership of Beneficial Interests
Upon the issuance of each global note, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global note to the accounts of participants. Ownership of beneficial interests in each global note will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in each global note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in the global note other than participants).
So long as DTC or its nominee is the registered holder and owner of a global note, DTC or such nominee, as the case may be, will be considered the sole legal owner of the notes represented by the global note for all purposes under the indenture, the notes and applicable law. Except as set forth below, owners of beneficial interests in a global note will not be entitled to receive certificated notes and will not be considered to be the owners or holders of any notes under the global note. Broadridge understands that under existing industry practice, in the event an owner of a beneficial interest in a global note desires to take any actions that DTC, as the holder of the global note, is entitled to take, DTC would authorize the participants to take such action, and that participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. No beneficial owner of an interest in a global note will be able to transfer the interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indenture. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global note to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of physical certificate of that interest.
All payments on the notes represented by a global note registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global note.
Broadridge expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global note as shown on the records of DTC or its nominee. Broadridge also expects that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for accounts for customers registered in the names of nominees for such customers. These payments, however, will be the responsibility of such participants and indirect participants, and neither Broadridge, the underwriters, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any global note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and the owners of beneficial interests in the global note.

Unless and until it is exchanged in whole or in part for certificated notes, each global note may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.
Broadridge expects that DTC will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a global note are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. Although Broadridge expects that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in each global note among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither Broadridge, the underwriters, nor the trustee will have any responsibility for the performance or nonperformance by DTC or their participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Certificated securities may be issued in exchange for beneficial interests in the global notes under certain circumstances, including (i) if an event of default shall have occurred and be continuing with respect to the notes, (ii) if DTC is at any time unwilling or unable to continue as a depositary for the global notes and a successor depositary is not appointed by us within 90 days or (iii) at any time Broadridge determines, in its sole discretion, that the notes or portions thereof issued or issuable in the form of one or more global notes shall no longer be represented by such global note. These certificated notes will be registered in such name or names as DTC shall instruct the trustee. It is expected that such instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global securities.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that Broadridge believes to be reliable, but Broadridge does not take responsibility for its accuracy.
Euroclear and Clearstream, Luxembourg
If the depositary for a global security is DTC, you may hold interests in the global notes through Clearstream Banking, S.A., which is referred to as “Clearstream, Luxembourg,” or Euroclear Bank SA/NV, as operator of the Euroclear System, which is referred to as “Euroclear,” in each case, as a participant in DTC. Euroclear and Clearstream, Luxembourg will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream, Luxembourg on the books of their respective depositaries, which in turn will hold such interests in customers’ securities in the depositaries’ names on DTC’s books.
Payments, deliveries, transfers, exchanges, notices and other matters relating to the notes made through Euroclear or Clearstream, Luxembourg must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. Broadridge has no control over those systems or their participants, and it takes no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, Luxembourg, on the one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream, Luxembourg payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
In addition, because of time-zone differences, U.S. investors who hold their interests in the notes through these systems and wish, on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream, Luxembourg may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.
Governing Law
The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee
U.S. Bank National Association is the trustee under the indenture and has also been appointed by Broadridge to act as registrar, transfer agent and paying agent for the notes.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of certain United States federal income tax consequences of the purchase, ownership and disposition of the notes. This summary deals only with notes held as capital assets (within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”)), by persons who purchase the notes for cash upon original issuance at their “issue price” (the first price at which a substantial amount of the notes is sold for cash to investors, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriter, placement agent or wholesaler).
As used herein, a “U.S. holder” means a beneficial owner of the notes that is, for United States federal income tax purposes, any of the following:
•	an individual who is a citizen or resident of the United States;
•	a corporation that is organized under the laws of the United States, any state thereof or the District of Columbia;
•	an estate the income of which is subject to United States federal income taxation regardless of its source; or
•
a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

As used herein, the term “non-U.S. holder” means a beneficial owner of the notes that is, for United States federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. holder.
If any entity classified as a partnership for United States federal income tax purposes holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership considering an investment in the notes, you should consult your own tax advisors.
This summary does not represent a detailed description of the United States federal income tax consequences applicable to you if you are a person subject to special tax treatment under the United States federal income tax laws, including, without limitation:
•	a dealer in securities or currencies;
•	a bank or other financial institution;
•	a regulated investment company;
•	a real estate investment trust;
•	a tax-exempt entity;
•	an insurance company;
•	a person holding the notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;
•	a trader in securities that has elected the mark-to-market method of accounting for your securities;
•	a person liable for alternative minimum tax;
•	a partnership or other pass-through entity (or an investor in such an entity);
•	a person subject to special tax accounting rules as a result of any item of gross income with respect to the notes being taken into account in an applicable financial statement;
•	a U.S. holder whose “functional currency” is not the U.S. dollar;
•	a U.S. holder that holds notes through a non-U.S. broker or other non-U.S. intermediary;
•	a “controlled foreign corporation”;

•	a “passive foreign investment company”; or
•	a United States expatriate.
This summary is based on the Code, United States Treasury regulations, administrative rulings and judicial decisions as of the date hereof. Those authorities may be changed or subject to different interpretations, possibly on a retroactive basis, so as to result in United States federal income tax consequences different from those summarized below. We have not and will not seek any rulings from the Internal Revenue Service (“IRS”) regarding the matters discussed below. There can be no assurance that the IRS will not take positions concerning the United States federal income tax consequences of the purchase, ownership or disposition of the notes that are different from those discussed below.
This summary does not represent a detailed description of the United States federal income consequences to you in light of your particular circumstances. This summary also does not address the effects of any United States federal tax consequences other than United States federal income tax consequences (such as estate and gift taxes and the Medicare tax on certain investment income) and does not address state, local or non-United States tax laws. It is not intended to be, and should not be construed to be, legal or tax advice to any particular purchaser of notes.
If you are considering the purchase of notes, you should consult your own tax advisors concerning the particular United States federal income tax consequences to you of the purchase, ownership and disposition of the notes, as well as the consequences to you arising under other United States federal tax laws and the laws of any other taxing jurisdiction.
Certain Tax Consequences to U.S. Holders
Stated interest. Stated interest on the notes generally will be taxable to you as ordinary income at the time such interest is received or accrued, depending on your regular method of accounting for United States federal income tax purposes.
Sale, exchange, retirement, redemption or other taxable disposition of notes. Upon a sale, exchange, retirement, redemption or other taxable disposition of a note, you generally will recognize gain or loss equal to the difference, if any, between the amount realized upon such disposition (less any amount attributable to accrued and unpaid stated interest, which will be taxable as interest income to the extent not previously so taxed) and the adjusted tax basis of the note. Your adjusted tax basis in a note will, in general, be your cost for that note. Any such gain or loss will be capital gain or loss. Capital gains of non-corporate holders derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.
Information reporting and backup withholding. In general, information reporting requirements will apply to payments of stated interest on the notes and the proceeds of a sale or other taxable disposition (including a retirement or redemption) of a note paid to you (unless you are an exempt recipient such as a corporation). Backup withholding may apply to any payments described in the preceding sentence if you fail to provide a taxpayer identification number or a certification that you are not subject to backup withholding.
Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the IRS.
Certain Tax Consequences to Non-U.S. Holders
Payments of interest. Subject to the discussion below regarding backup withholding and FATCA, United States federal income or withholding tax will not apply to any payment of interest on the notes, provided that:
•	interest paid on the notes is not effectively connected with your conduct of a trade or business in the United States;
•	you do not actually or constructively own stock representing 10% or more of the total combined voting power of all classes of our voting stock;
•	you are not a controlled foreign corporation that is related to us through actual or constructive stock ownership;

•	you are not a bank whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the Code; and
•
either (1) you provide your name and address on an IRS Form W-8BEN or W-8BEN-E (or other applicable form), and certify that you are not a United States person as defined under the Code or (2) you hold your notes through certain foreign intermediaries and satisfy the certification requirements of applicable United States Treasury regulations. Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.

If you cannot satisfy the requirements described above, payments of interest made to you will be subject to a 30% United States federal withholding tax, unless you provide the applicable withholding agent with a properly executed:
•	IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or
•
IRS Form W-8ECI (or other applicable form) certifying that interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under “—Effectively connected income”).

If payments of interest made to you are effectively connected with your conduct of a trade or business in the United States, such interest will be taxed as described below under “—Effectively connected income.”
Sale, exchange, retirement, redemption or other taxable disposition of notes.
Subject to the discussion below regarding backup withholding, any gain recognized on a sale, exchange, retirement, redemption or other taxable disposition of a note generally will not be subject to United States federal income or withholding tax unless:
•	the gain is effectively connected with your conduct of a trade or business in the United States, in which case, you will be subject to tax as described below under “—Effectively connected income”; or
•
you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met, in which case, unless an applicable income tax treaty provides otherwise, you will be subject to a flat 30% United States federal income tax on the gain recognized, which may be offset by certain U.S.-source capital losses.

Effectively connected income. If you are engaged in a trade or business in the United States and interest on the notes or gain recognized on a sale, exchange, retirement, redemption or other taxable disposition of a note is effectively connected with the conduct of that trade or business, then you generally will be subject to United States federal income tax on that interest or gain on a net income basis in the same manner as if you were a United States person as defined under the Code, unless an applicable income tax treaty provides otherwise. In addition, if you are a corporation, you may be subject to a branch profits tax equal to 30% (or a lower applicable income tax treaty rate) of your effectively connected earnings and profits, subject to adjustments.
Information reporting and backup withholding. Generally, information reporting will apply to the amount of interest paid to you and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside or are established under the provisions of an applicable income tax treaty or agreement.
In general, you will not be subject to backup withholding with respect to payments of interest on the notes that we make to you provided that the applicable withholding agent has received from you the required certification that you are a non-U.S. holder described above in the fifth bullet point under “—Certain Tax Consequences to Non-U.S. Holders—Payments of interest.”
Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other taxable disposition (including a retirement or redemption) of notes within the United States or conducted through certain United States-related financial intermediaries, unless you certify to the applicable withholding agent that you are a non-U.S. holder, or you otherwise establish an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the IRS.
FATCA
Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any interest income paid on the notes to (i) a “foreign financial institution” (as specifically defined in the Code and whether such foreign financial institution is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W 8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code and whether such non-financial foreign entity is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W 8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. You should consult your own tax advisors regarding these rules and whether they may be relevant to your purchase, ownership and disposition of the notes.

CERTAIN ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the purchase of the notes by (i) employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code, or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, “Similar Laws”), and (iii) entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each of the foregoing described in clauses (i), (ii) and (iii) referred to herein as a “Plan”).
General Fiduciary Matters
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of such a Covered Plan, or who renders investment advice for a fee or other compensation to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.
In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Laws relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.
Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Covered Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of notes by a Covered Plan with respect to which the Issuer or the underwriters is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Covered Plan involved in the transaction and provided further that the Covered Plan pays no more than adequate consideration in connection with the transaction. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Covered Plans considering acquiring and/or holding the notes in reliance on these or any other exemption should carefully review the exemption to assure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied.
Because of the foregoing, the notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Accordingly, by the acquisition and holding of a note (or any interest therein), each purchaser and each subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or such subsequent transferee to acquire or hold the notes (or any interest therein), constitutes assets of any Plan or (ii) the acquisition and holding of the notes (or any interest therein), by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws, and none of the Issuer or any underwriter is acting as a fiduciary with respect to such acquisition and holding of the notes.
THE FOREGOING DISCUSSION IS GENERAL IN NATURE AND IS NOT INTENDED TO BE ALL INCLUSIVE. DUE TO THE COMPLEXITY OF THESE RULES AND THE PENALTIES THAT MAY BE IMPOSED UPON PERSONS INVOLVED IN NON-EXEMPT PROHIBITED TRANSACTIONS, IT IS PARTICULARLY IMPORTANT THAT FIDUCIARIES, OR OTHER PERSONS CONSIDERING PURCHASING THE NOTES ON BEHALF OF, OR WITH THE ASSETS OF, ANY PLAN, CONSULT WITH THEIR COUNSEL REGARDING THE POTENTIAL APPLICABILITY OF ERISA, SECTION 4975 OF THE CODE AND ANY SIMILAR LAWS TO SUCH INVESTMENT AND WHETHER AN EXEMPTION WOULD BE APPLICABLE TO THE PURCHASE AND HOLDING OF THE NOTES.

UNDERWRITING (CONFLICTS OF INTEREST)
Subject to the terms and conditions of the underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom J.P. Morgan Securities LLC, BofA Securities, Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC are acting as representatives, have severally agreed to purchase from us, and we have agreed to sell, the principal amount of notes listed opposite their names below at the public offering price less the underwriting discount set forth on the cover page of this prospectus supplement:
Underwriters	Principal amount of notes
J.P. Morgan Securities LLC	$150,000,000
BofA Securities, Inc.	150,000,000
Morgan Stanley & Co. LLC	150,000,000
Wells Fargo Securities, LLC	150,000,000
BNP Paribas Securities Corp.	65,000,000
TD Securities (USA) LLC	65,000,000
Truist Securities, Inc.	65,000,000
U.S. Bancorp Investments, Inc.	65,000,000
BMO Capital Markets Corp.	25,000,000
HSBC Securities (USA) Inc.	25,000,000
Loop Capital Markets LLC	25,000,000
Santander Investment Securities Inc.	25,000,000
Scotia Capital (USA) Inc.	25,000,000
Barclays Capital Inc.	15,000,000
Total	$1,000,000,000
The underwriting agreement provides that the obligations of the several underwriters to purchase the notes offered hereby are subject to certain conditions and that the underwriters will purchase all of the notes offered by this prospectus supplement if any of these notes are purchased.
We have been advised by the underwriters that the underwriters propose to offer the notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of 0.400% of the principal amount of the notes. The underwriters may allow, and such dealers may reallow, a concession not in excess of 0.250% of the principal amount of the notes to certain other dealers. After the initial public offering of the notes, the underwriters may change the offering price and other selling terms.
The following table shows the underwriting discount that Broadridge will pay to the underwriters in connection with this offering:
Paid by Broadridge
Per note	0.650%
Total	$6,500,000
We estimate that our expenses of this offering, excluding the underwriting discount, will be approximately $2.5 million.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the underwriters may be required to make in respect of any of these liabilities.
It is expected that delivery of the notes will be made against payment therefor on or about May 17, 2021, which is the seventh business day following the date of pricing of the notes (such settlement cycle being referred to as “T+7”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing or the four business days thereafter will be required, by virtue of the fact that the notes initially will settle in T+7, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

The notes are a new issue of securities with no established trading market. The notes will not be listed on any securities exchange or quoted on any automated dealer quotation system. The underwriters may make a market in the notes after completion of the offering but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes or that an active trading market for the notes will develop. If an active trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.
In connection with the offering, the underwriters may engage in transactions that stabilize the market price of the notes. Such transactions consist of bids or purchases to peg, fix or maintain the price of the notes. If the underwriters create a short position in the notes in connection with the offering, i.e., if they sell more notes than are listed on the cover page of this prospectus supplement, the underwriters may reduce that short position by purchasing notes in the open market. Purchases of a security to stabilize the price or to reduce a short position may cause the price of the note to be higher than it might be in the absence of these purchases.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriters in stabilizing or short covering transactions.
Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
In the ordinary course of their various business activities, some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings with Broadridge and its affiliates and Itiviti and its affiliates, for which they have received or may receive customary fees and commissions. For example, J.P. Morgan Securities LLC is acting as a financial adviser to Broadridge and Morgan Stanley & Co. LLC is acting as a financial adviser to Itiviti in connection with the Acquisition.
In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve securities and instruments of Broadridge. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Conflicts of Interest
U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the trustee. Certain of the underwriters or their respective affiliates are agents and/or lenders under our Revolving Credit Facility and/or our Term Credit Agreement, for which these underwriters and affiliates have been paid customary fees. We intend to use a portion of the net proceeds from the sale of the notes to repay a portion of our outstanding indebtedness under our Term Credit Agreement. Because more than 5% of the net proceeds of the offering are intended to be paid to certain underwriters or their respective affiliates that are lenders under our Term Credit Agreement, in their capacities as such, this offering is being made in compliance with FINRA Rule 5121. Since the notes being offered hereby are rated investment grade, pursuant to FINRA Rule 5121, the appointment of a qualified independent underwriter is not necessary in connection with this offering. Certain of the underwriters will not make sales to discretionary accounts without the prior written consent of the customer.

Selling Restrictions
Canada
The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) or the accompanying prospectus contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
European Economic Area
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one or more of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
This prospectus supplement has been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.
United Kingdom
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, (a) a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020 (“EUWA”); or (ii) a customer within the meaning of the provisions of the UK’s Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”); and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of the notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of the notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation.
In addition, this prospectus supplement is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at: (i) in the UK, persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), and/or persons falling within Article 49(2)(a) to (d) of the Order; (ii) persons who are outside the UK; and (iii) any other persons to whom it may otherwise lawfully be distributed (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to, and will be engaged in only with, relevant persons.
Hong Kong
The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”). The notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws, regulations and ministerial guidelines of Japan.
Korea
Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes or the offering should be construed in any way as our (or any of our affiliates or agents) soliciting investment or offering to sell the notes in the Republic of Korea (“Korea”). We are not making any representation with respect to the eligibility of any recipients of this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes or the offering to acquire the notes under the laws of Korea, including, without limitation, the Financial Investment Services and Capital Markets Act (the “FSCMA”), the Foreign Exchange Transaction Act (the “FETA”), and any regulations thereunder. The notes have not been registered with the Financial Services Commission of Korea (the “FSC”) in any way pursuant to the FSCMA, and the notes may not be offered, sold or delivered, or offered or sold to any person for reoffering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to applicable laws and regulations of Korea. Furthermore, the notes may not be resold to any Korean resident unless such Korean resident as the purchaser of the resold notes complies with all applicable regulatory requirements (including, without limitation, reporting or approval requirements under the FETA and regulations thereunder) relating to the purchase of the resold notes.
Singapore
Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes or the offering has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes or the offering may be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore, other than (a) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (b) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (c) pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (i) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (ii) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A) or Section 276(4)(i)(B), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; (3) by operation of law, (4) as specified in Section 276(7) of the SFA or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.
Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Switzerland
The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other exchange or regulated trading facility in Switzerland. This prospectus supplement, the accompanying prospectus and any other offering or marketing material relating to the notes or this offering do not constitute a prospectus within the meaning of and have been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other exchange or regulated trading facility in Switzerland.
Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the offering, the Issuer or the notes has been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of the notes will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the notes.
Taiwan
The notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the notes in Taiwan.
United Arab Emirates
The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) other than in compliance with the laws, regulations and rules of the United Arab Emirates, the Abu Dhabi Global Market and the Dubai International Financial Centre governing the issue, offering and sale of securities. Further, this prospectus supplement, the accompanying prospectus and any other offering or marketing material relating to the notes or the offering do not constitute a public offer of securities in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus supplement, the accompanying prospectus and any other offering or marketing material relating to the notes or the offering have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority or the Dubai Financial Services Authority.
LEGAL MATTERS
Cahill Gordon & Reindel LLP will pass upon certain legal matters relating to the validity of the notes offered in this prospectus supplement for us. Simpson Thacher & Bartlett LLP will pass upon certain legal matters for the underwriters.
EXPERTS
The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus supplement by reference from Broadridge Financial Solutions, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2020, and the effectiveness of Broadridge Financial Solutions, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The consolidated financial statements of Itiviti as of December 31, 2020 and for the year then ended, which are included in Broadridge Financial Solutions, Inc.'s Current Report on Form 8-K filed on May 6, 2021, have been audited by Ernst & Young AB, independent auditors, as stated in their report thereon (which includes a qualified opinion due to the omission of comparative financial information as required by IFRS) included therein, which is incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

Broadridge Financial Solutions, Inc.

Debt Securities
This prospectus contains a general description of certain material terms of the debt securities which we may offer for sale from time to time. The debt securities may be offered in one or more different series, each of which will have terms and conditions distinct from the terms and conditions of each other series of debt securities offered pursuant to this prospectus. The specific terms and conditions of the debt securities to be offered from time to time, to the extent they are not described in this prospectus or are different than those described in this prospectus, will be contained in one or more supplements to this prospectus, which will be provided when we make an offering of such debt securities. A supplement may also contain other important information concerning Broadridge Financial Solutions, Inc., the debt securities being offered or the offering, including certain U.S. federal income tax consequences and, in certain circumstances, the consequences under the tax laws of other countries to which you may become subject if you acquire the debt securities being offered by means of that supplement and this prospectus. A supplement may also supplement, change or update information contained in this prospectus, and we may supplement, change or update any of the information contained in this prospectus by incorporating information by reference in this prospectus. You should read this prospectus, the applicable prospectus supplement and any documents incorporated by reference into this prospectus carefully before you invest.
The securities will be issued by Broadridge Financial Solutions, Inc. See “Description of Debt Securities.”
The common stock of Broadridge Financial Solutions, Inc. is listed on the New York Stock Exchange under the trading symbol “BR.” Unless we state otherwise in a prospectus supplement, we will not list any of the securities described in this prospectus on any securities exchange.
Investing in our securities involves risks. See the “Risk Factors” on page 5 and the risk factors described in any accompanying prospectus supplement or in our Securities and Exchange Commission filings that are incorporated by reference into this prospectus.
This prospectus may not be used to offer or sell any securities unless it is accompanied by the applicable prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 7, 2019.

i

ABOUT THIS PROSPECTUS
References in this prospectus to “Broadridge,” “our company,” “we,” “us” and “our” are to Broadridge Financial Solutions, Inc., a Delaware corporation, including, unless otherwise expressly stated or the context otherwise requires, its subsidiaries.
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration procedure. Under this procedure, we may offer and sell debt securities from time to time in one or more series in one or more offerings. No limit exists on the aggregate amount of the debt securities we may sell pursuant to the registration statement. The securities sold may be denominated in U.S. dollars, foreign-denominated currency or currency units. Amounts payable with respect to any securities may be payable in U.S. dollars or foreign-denominated currency or currency units as specified in the prospectus supplement.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide you with a prospectus supplement that contains specific information about the terms of such securities. We may also add, update or change information contained in this prospectus through one or more supplements to this prospectus. Any statement that we make in this prospectus may be modified or superseded by any statement made by us in a prospectus supplement, and in the event the information set forth in a prospectus supplement differs in any way from the information set forth in this prospectus, you should rely on the information set forth in the prospectus supplement. The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. See “Incorporation by Reference.”
You should read both this prospectus and any prospectus supplement together with additional information described under the captions “Where You Can Find More Information” and “Incorporation By Reference.”
You should rely only on the information contained or incorporated by reference in this prospectus, the prospectus supplement and any pricing supplement. No person has been authorized to give any information or to make any representations, other than those contained or incorporated by reference in this prospectus, the applicable prospectus supplement or any pricing supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Broadridge, or any underwriter, agent, dealer or remarketing firm. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of Broadridge since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
The prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by the prospectus supplement and, in certain circumstances, the consequences under the tax laws of other countries to which you may become subject if you acquire the debt securities being offered by means of that supplement and this prospectus.
We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time, which agents may be affiliates of ours. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any offer. The prospectus supplement will also contain, with respect to the securities being sold, the names of any underwriters, dealers or agents, together with the terms of offering, the compensation of any underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, which we refer to in this prospectus as the “Securities Act.”

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated in this prospectus by reference may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature and which may be identified by the use of words such as “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could be” and other words of similar meaning, are forward-looking statements. These statements are based on management’s expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include:
•	our success in retaining and selling additional services to our existing clients and in obtaining new clients;
•	our reliance on a relatively small number of clients, the continued financial health of those clients, and the continued use by such clients of our services with favorable pricing terms;
•	a material breach or cybersecurity attack affecting the information of our clients;
•	changes in laws and regulations affecting our clients or the services provided by us;
•	declines in participation and activity in the securities markets;
•	the failure of our key service providers to provide the anticipated levels of service;
•	a disaster or other significant slowdown or failure of our systems or error in the performance of our services;
•	overall market and economic conditions and their impact on the securities markets;
•	our failure to keep pace with changes in technology and demands of our clients;
•	the ability to attract and retain key personnel;
•	the impact of new acquisitions and divestitures; and
•	competitive conditions.
There may be other factors that may cause our actual results to differ materially from the forward-looking statements. Our actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. You should carefully read the factors described in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended June 30, 2019 (the “2019 Annual Report”) and in the other documents incorporated by reference into this prospectus for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements.
We caution you that the foregoing list of factors is not exhaustive. There may also be other risks that we are unable to predict at this time that may cause actual results to differ materially from those in forward-looking statements. All forward-looking statements speak only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus and the 2019 Annual Report. We disclaim any obligation to update or revise forward-looking statements that may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

OUR COMPANY
Broadridge, a Delaware corporation and a part of the S&P 500® Index, is a global financial technology leader providing investor communications and technology-driven solutions to banks, broker-dealers, asset and wealth managers and corporate issuers. With over 50 years of experience, including over 10 years as an independent public company, we provide financial services firms with advanced, dependable, scalable and cost-effective integrated solutions and an important infrastructure that powers the financial services industry. Our solutions enable better financial lives by powering investing, governance and communications and help reduce the need for our clients to make significant capital investments in operations infrastructure, thereby allowing them to increase their focus on core business activities.
Our services include investor communications, securities processing, data and analytics, and customer communications solutions. We serve a large and diverse client base across four client groups: banks/broker-dealers, asset management firms/mutual funds, corporate issuers, and wealth management firms. For capital markets firms, we help our clients lower costs and improve the effectiveness of their trade and account processing operations with support for their front-, middle- and back-office operations, and their administration, finance, risk and compliance requirements. We serve asset management firms by meeting their critical needs for shareholder communications and by providing investment operations technology to support their investment decisions. For wealth management clients, we provide an integrated platform with tools that create a better investor experience, while also delivering a more streamlined, efficient, and effective advisory servicing process. For our corporate issuer clients, we help manage every aspect of their shareholder communications, including registered and beneficial proxy processing, annual meeting support, transfer agency services and financial disclosure document creation, management and SEC filing services.
We operate our business in two reportable segments: Investor Communication Solutions and Global Technology and Operations.
Investor Communication Solutions
We provide the governance and communications solutions through our Investor Communication Solutions business segment to the following financial services clients: banks/broker-dealers, asset management firms/mutual funds, corporate issuers and wealth management firms. In addition to financial services firms, our Customer Communications business also serves companies in the healthcare, insurance, consumer finance, telecommunications, utilities and other service industries.
A large portion of our Investor Communication Solutions business involves the processing and distribution of proxy materials to investors in equity securities and mutual funds, as well as the facilitation of related vote processing. ProxyEdge® is our innovative electronic proxy delivery and voting solution for institutional investors and financial advisors that helps ensure the voting participation of the largest stockholders of many companies. We also provide the distribution of regulatory reports and corporate action/reorganization event information, as well as tax reporting solutions that help our clients meet their regulatory compliance needs.
We also provide asset managers and retirement service providers with data-driven solutions that help our clients grow revenue, operate efficiently, and maintain compliance. We offer an end-to-end platform for content management, composition, and multi-channel distribution of regulatory, marketing, and transactional information. Our data and analytics solutions provide investment product distribution data, analytical tools, insights, and research to enable asset managers to optimize product distribution across retail and institutional channels globally. We also provide mutual fund trade processing services for retirement providers, third-party administrators, financial advisors, banks and wealth management professionals through Matrix Financial Solutions, Inc.
In addition, we provide public corporations with a full suite of solutions to help manage their annual meeting process, including registered proxy distribution and processing services, proxy and annual report document management solutions, and solutions to gain insight into their shareholder base through our shareholder data services. We also provide financial reporting document composition and management, SEC disclosure and filing services, and registrar, stock transfer and record-keeping services through Broadridge Corporate Issuer Solutions.
Our wealth management solutions enable firms, financial advisors, wealth managers, and insurance agents to better engage with customers through digital marketing and customer communications tools. We integrate data, content and technology to drive new customer acquisition and cross-sell opportunities through the creation of sales and educational content, including seminars as well as customizable advisor websites, search engine marketing and electronic and print newsletters. Our advisor solutions also help advisors optimize their practice management through customer and account data aggregation and reporting. We currently support over 200,000 professionals at more than 300 financial firms with our advisor solutions.
We also provide customer communications solutions which include print and digital solutions, content management, postal optimization, and fulfillment services. The Broadridge Communications CloudSM (the “Communications Cloud”) provides multi-channel communications delivery, communications management, information management and control and administration capabilities that enable and enhance our clients’ communications with their customers. In addition, we provide our clients with capabilities to enhance the consumer experience associated with essential communications such as consumer statements, bills and regulatory communications.
Global Technology and Operations
We are a leading global provider of securities processing solutions for capital markets, wealth management, and asset management firms. We offer advanced solutions that automate the securities transaction lifecycle, from desktop productivity tools, data aggregation, performance reporting, and portfolio management to order capture and execution, trade confirmation, margin, cash management, clearance and settlement, asset servicing, reference data management, reconciliations, securities financing and collateral optimization, compliance and regulatory reporting, and accounting.
Our services help financial institutions efficiently and cost-effectively consolidate their books and records, gather and service assets under management and manage risk, thereby enabling them to focus on their core business activities. Provided on a software as a service basis within large user communities, our technology is a global solution, processing clearance and settlement in over 90 countries. Our multi-asset, multi-market, multi-entity and multi-currency solutions support real-time global trade processing of equity, fixed income, mutual fund, foreign exchange, and exchange traded derivatives. We process on average over $7 trillion in equity and fixed income trades per day of U.S. and Canadian securities.
In addition, we provide a comprehensive wealth management platform that offers capabilities across the entire wealth management lifecycle and streamlines all aspects of wealth management services, including account management, fee management and client on-boarding. Through our Managed Services, we provide business process outsourcing services that support the operations of our buy- and sell-side clients’ businesses and combine our technology with our operations expertise to support the entire trade lifecycle and provide front-, middle- and back-office solutions. We also provide buy-side technology solutions for the global investment management industry through our asset management solutions, including front-, middle- and back-office solutions for hedge funds, family offices, investment managers and the providers that service this space.

RISK FACTORS
Investing in our securities involves risk. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that we have filed or will file, and all other information contained or incorporated by reference into this prospectus and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Please also refer to the section above entitled “Special Note About Forward-Looking Statements.”

USE OF PROCEEDS
We will use the net proceeds we receive from the sale of the securities offered by this prospectus for general corporate purposes, unless we specify otherwise in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES
References to “Broadridge” in this section of this prospectus are, unless the context otherwise indicates, only to Broadridge Financial Solutions, Inc. and not to any of its subsidiaries.
The debt securities will be direct obligations of Broadridge and will rank equally and ratably in right of payment with other indebtedness of Broadridge that is not subordinated. The debt securities will be issued under an indenture between us and U.S. Bank National Association, as trustee, a copy of which has been filed with the registration statement of which this prospectus is a part.
The discussion of the material provisions of the indenture and the debt securities set forth below and the discussion of the material terms of a particular series of debt securities set forth in the applicable prospectus supplement are subject to and are qualified in their entirety by reference to all of the provisions of the indenture, which provisions of the indenture (including defined terms) are incorporated in this description of debt securities by reference.
The indenture does not limit the aggregate principal amount of debt securities that may be issued under it. Unless otherwise provided in the terms of a series of debt securities, a series may be reopened, without notice to or consent of any holder of outstanding debt securities, for issuances of additional debt securities of that series. The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officer’s certificate or by a supplemental indenture. The following description of debt securities summarizes certain general terms and provisions of the series of debt securities to which any prospectus supplement may relate. The particular terms of each series of debt securities offered by a prospectus supplement or prospectus supplements will be described in the prospectus supplement or prospectus supplements relating to that series.
Unless otherwise indicated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars.
General
We will set forth in a prospectus supplement, to the extent required, the following terms of the series of debt securities in respect of which the prospectus supplement is delivered:
•	the issue price (expressed as a percentage of the aggregate principal amount of the debt securities) at which the debt securities will be issued,
•	the title of the series of the debt securities,
•	any limit on the aggregate principal amount of the debt securities,
•	the issue date,
•
whether the debt securities will be issued in the form of definitive debt securities or global debt securities and, if issued in the form of global debt securities, the identity of the depositary for such global debt security or debt securities,

•	the date or dates on which we will pay the principal,
•	the rate or rates at which the debt securities will bear interest or, if applicable, the method used to determine such rate or rates,
•	the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any record date for the interest payable on any interest payment date,
•	the place or places where principal of and any premium and interest on the debt securities of the series will be payable,
•	any optional redemption provisions and any change of control provisions,
•	any events of default in addition to those provided in the indenture,

•	any other specific terms, rights or limitations of, or restrictions on, the debt securities, and any terms that may be required or advisable under applicable laws or regulations, and
•	any covenants relating to us with respect to the debt securities of a particular series if not set forth in the indenture.
The debt securities will be issuable only in fully registered form, without coupons, or in the form of one or more global debt securities. The debt securities will be issued only in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof, unless otherwise specified in the prospectus supplement.
Unless otherwise indicated in the applicable prospectus supplement, principal of and interest and premium, if any, on the debt securities will be payable at our office or agency maintained for this purpose within New York City, or, at our option, payment of interest on the debt securities may be made by check mailed to the holders of the debt securities at their respective addresses set forth in the register of holders of debt securities. Unless otherwise indicated in the prospectus supplement, the trustee initially will be a paying agent and registrar under the indenture. We may act as paying agent or registrar under the indenture.
Unless otherwise indicated in the applicable prospectus supplement, interest will be computed on the basis of a 360-day year of twelve 30-day months. If a payment date is not a business day, payment may be made on the next succeeding day that is a business day, and interest will not accrue for the intervening period.
Certain Covenants
The indenture governing the terms of the debt securities will contain the following principal covenants:
Limitation on Liens
Broadridge will not, and will not permit any Significant Subsidiary to, create, incur, assume or permit to exist any lien on any property or asset (including the capital stock of any subsidiary), to secure any indebtedness of Broadridge, any Significant Subsidiary or any other person without securing the debt securities of each series equally and ratably with such indebtedness for so long as such indebtedness shall be so secured, subject to certain exceptions. Exceptions include:
•	liens existing on the date of the creation of the debt securities of such series;
•
liens on assets or property of a person at the time it becomes a subsidiary securing only indebtedness of such person; provided such indebtedness was not incurred in connection with such person or entity becoming a subsidiary and such liens do not extend to any assets other than those of the person becoming a subsidiary;

•
liens existing on assets created at the time of, or within 18 months after, the acquisition, purchase, lease, improvement or development of such assets to secure all or a portion of the purchase price or lease for, or the costs of improvement or development of, such assets;

•
liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any indebtedness secured by liens referred to above or liens created in connection with any amendment, consent or waiver relating to such indebtedness, so long as such lien is limited to all or part of substantially the same property which secured the lien extended, renewed or replaced, the amount of indebtedness secured is not increased (other than by the amount equal to any costs and expenses (including any premiums, fees or penalties) incurred in connection with any extension, renewal, refinancing or refunding) and the indebtedness so secured does not exceed the fair market value (as determined by Broadridge’s board of directors) of the assets subject to such liens at the time of such extension, renewal, refinancing or refunding, or such amendment, consent or waiver, as the case may be;

•	liens on property incurred in permitted sale and leaseback transactions;
•	liens in favor of only Broadridge or one or more subsidiaries granted by Broadridge or a subsidiary to secure any obligations owed to Broadridge or a subsidiary of Broadridge;
•
liens on assets of any subsidiary of Broadridge registered as a “broker” or a “dealer” as such terms are defined in Sections 3(a)(4) and (5)of the Exchange Act of 1934 (herein referred to as the “Exchange Act”) created or otherwise arising in the ordinary course of such subsidiary’s business;

•	liens on securities deemed to exist under repurchase agreements and reverse repurchase agreements entered into by Broadridge or any Significant Subsidiary in the ordinary course of business;
•	liens in favor of the trustee granted in accordance with the indenture; and
•
liens otherwise prohibited by this covenant, securing indebtedness which, together with the value of attributable debt incurred in sale and leaseback transactions permitted under “— Limitation on Sale and Leaseback Transactions” below, do not exceed the greater of (i) 15% of Consolidated Net Tangible Assets measured at the date of incurrence of the lien and (ii) $50 million.

Limitation on Sale and Leaseback Transactions
Broadridge will not, and will not permit any Significant Subsidiary to, enter into any arrangement with any person pursuant to which Broadridge or any Significant Subsidiary leases any property that has been or is to be sold or transferred by Broadridge or the Significant Subsidiary to such person (a “sale and leaseback transaction”), except that a sale and leaseback transaction is permitted if Broadridge or such Significant Subsidiary would be entitled to incur indebtedness secured by a lien on the property to be leased (without equally and ratably securing the outstanding debt securities of any series) in an amount equal to the present value of the lease payments with respect to the term of the lease remaining on the date as of which the amount is being determined, discounted at the rate of interest set forth or implicit in the terms of the lease, compounded semi-annually (such amount is referred to as the “attributable debt”).
In addition, permitted sale and leaseback transactions not subject to the limitation above and the provisions described in “— Limitation on Liens” above include:
•	temporary leases for a term, including renewals at the option of the lessee, of not more than three years;
•	leases between only Broadridge and a subsidiary of Broadridge or only between subsidiaries of Broadridge;
•
leases where the proceeds are at least equal to the fair market value (as determined by Broadridge’s board of directors) of the property and Broadridge applies within 180 days after the sale of an amount equal to the greater of the net proceeds of the sale or the attributable debt associated with the property to the retirement of long-term secured indebtedness; and

•
leases of property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the property.

Limitation on Consolidation, Merger and Sale of Assets
Broadridge may not consolidate or merge with or into another entity, or sell, lease, convey, transfer or otherwise dispose of its property and assets substantially as an entirety to another entity unless:
•
(1) Broadridge is the surviving or continuing corporation or (2) the successor entity, if other than Broadridge, is a U.S. corporation, partnership, limited liability company or trust and expressly assumes by supplemental indenture all of Broadridge’s obligations under the debt securities of all series and the indenture;

•
immediately after giving effect to the transaction, no event of default (as defined below), and no event that, after notice or lapse of time or both, would become an event of default, has occurred and is continuing; and

•
if, as a result of any consolidation, merger, sale or lease, conveyance or transfer described in this covenant, properties or assets of Broadridge would become subject to any lien which would not be permitted by the asset lien restriction described above without equally and ratably securing the debt securities of each series, Broadridge or such successor person, as the case may be, will take the steps as are necessary to secure effectively the debt securities of such series equally and ratably with, or prior to, all indebtedness secured by those liens as described above.

In connection with any transaction that is covered by this covenant, Broadridge must deliver to the trustee an officer’s certificate and an opinion of counsel each stating that the transaction complies with the terms of the indenture.
In the case of any such consolidation, merger, sale, transfer or other conveyance, but not a lease, in a transaction in which there is a successor entity, the successor entity will succeed to, and be substituted for, Broadridge under the indenture and, subject to the terms of the indenture, Broadridge will be released from the obligation to pay principal and interest on the debt securities and all obligations under the indenture.
Events of Default
Each of the following is an “event of default” under the indenture with respect to the debt securities of any series:
(1)	a failure to pay principal of or premium, if any, on the debt securities of such series when due at its stated maturity date, upon optional redemption or otherwise;
(2)	a default in the payment of interest on the debt securities of such series when due, continued for 30 days;
(3)	certain events of bankruptcy, insolvency or reorganization involving Broadridge;
(4)	a default in the performance, or breach, of Broadridge’s obligations under the “— Limitation on Consolidation, Merger and Sale of Assets” covenant described above;
(5)
a default in the performance, or breach, of any other covenant, warranty or agreement in the indenture (other than a default or breach pursuant to clause (4) immediately above or any other covenant or warranty a default in which is elsewhere dealt with in the indenture) for 60 days after a Notice of Default (as defined below) is given to Broadridge; and

(6)
(a) a failure to make any payment at maturity, including any applicable grace period, on any indebtedness of Broadridge (other than indebtedness of Broadridge owing to any of its subsidiaries) outstanding in an amount in excess of $75 million or its foreign currency equivalent at the time and continuance of this failure to pay or (b) a default on any indebtedness of Broadridge (other than indebtedness owing to any of its subsidiaries), which default results in the acceleration of such indebtedness in an amount in excess of $75 million or its foreign currency equivalent at the time without such indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, in the case of clause (a) or (b) above; provided, however, that if any failure, default or acceleration referred to in clauses 6(a) or (b) ceases or is cured, waived, rescinded or annulled, then the event of default under the indenture will be deemed cured.

No event of default with respect to a single series of debt securities issued under the indenture necessarily constitutes an event of default with respect to any other series of debt securities.
A default under clause (5) above is not an event of default until the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series notify Broadridge of the default and Broadridge does not cure such default within the time specified after receipt of such notice. Such notice must specify the default, demand that it be remedied and state that such notice is a “Notice of Default.”
Broadridge shall deliver to the trustee, within 30 days after the occurrence thereof, written notice in the form of an officer’s certificate of any event that with the giving of notice or the lapse of time or both would become an event of default, its status and what action Broadridge is taking or proposes to take with respect thereto.
If an event of default (other than an event of default resulting from certain events involving bankruptcy, insolvency or reorganization with respect to Broadridge) shall have occurred and be continuing, the trustee or the registered holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare, by notice to Broadridge in writing (and to the trustee, if given by the holders of the debt securities) specifying the event of default, to be immediately due and payable the principal amount of all the outstanding debt securities of such series, plus accrued but unpaid interest to the date of acceleration. In case an event of default resulting from certain events of bankruptcy, insolvency or reorganization with respect to Broadridge shall occur, such amount with respect to all the outstanding debt securities of such series shall be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the outstanding debt securities of such series. Unless as otherwise provided herein, after any such acceleration, but before a judgment or decree based on acceleration is obtained by the trustee, the registered holders of a majority in aggregate principal amount of outstanding debt securities of such series then outstanding may, under certain circumstances, rescind and annul such acceleration and waive such event of default with respect to the outstanding debt securities of such series if all events of default, other than the nonpayment of accelerated principal, premium or interest with respect to the outstanding debt securities of such series, have been cured or waived as provided in the indenture.
Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of debt securities, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the debt securities of such series, unless such holders shall have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.
No holder of debt securities of any series will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:
(a)	such holder has previously given to the trustee written notice of a continuing event of default,
(b)
the registered holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding have made written request and offered reasonable indemnity to the trustee to institute such proceeding as trustee, and

(c)
the trustee shall not have received from the registered holders of a majority in aggregate principal amount of the debt securities of such series then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

However, such limitations do not apply to a suit instituted by a holder of any debt securities for enforcement of payment of the principal of, and premium, if any, or interest on, such debt securities on or after the respective due dates expressed in such debt securities.
The indenture requires Broadridge to furnish to the trustee, within 120 days after the end of each fiscal year, a statement of an officer regarding compliance with the indenture. Upon becoming aware of any default or event of default, Broadridge is required to deliver to the trustee a statement specifying such default or event of default.
Definitions
The indenture contains the following defined terms:
“Consolidated Net Tangible Assets” means, as of the time of determination, the aggregate amount of the assets of Broadridge and the assets of its consolidated subsidiaries after deducting (1) all goodwill, trade names, trademarks, service marks, patents, unamortized debt discount and expense and other intangible assets and (2) all current liabilities, as reflected on the most recent consolidated balance sheet prepared by Broadridge in accordance with GAAP contained in an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q timely filed or any amendment thereto (and not subsequently disclaimed as not being reliable by Broadridge) prior to the time as of which “Consolidated Net Tangible Assets” is being determined.
“GAAP” means generally accepted accounting principles in the United States of America in effect on the date of the indenture.
“guarantee” means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any indebtedness of any other person and any obligation, direct or indirect, contingent or otherwise, of such person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness of such other person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee,” when used as a verb, has a correlative meaning.
“incur” means issue, assume, guarantee or otherwise become liable for.
“indebtedness” means, with respect to any person, obligations (other than Non-recourse Obligations) of such person for borrowed money (including, without limitation, indebtedness for borrowed money evidenced by notes, bonds, debentures or similar instruments).
“Non-recourse Obligation” means indebtedness or other obligations substantially related to the financing of a project involving the development or expansion of properties of Broadridge or any direct or indirect subsidiaries of Broadridge, as to which the obligee with respect to such indebtedness or obligation has no recourse to Broadridge or any direct or indirect subsidiary of Broadridge or such subsidiary’s assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).
“person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.
“Significant Subsidiary” has the meaning set forth in Rule 1-02(w) of Regulation S-X under the Securities Act.
“subsidiary” means, with respect to any person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of that date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
Modification and Waiver
Subject to certain exceptions, the indenture may be amended with the consent of the holders of a majority in principal amount of the outstanding debt securities of all series affected by such amendment (including consents obtained in connection with a tender offer or exchange for the debt securities of such series). Broadridge and the trustee may, without the consent of any holders, change the indenture for any of the following purposes:
•	to evidence the succession of another person to Broadridge and the assumption by any such successor of the covenants of Broadridge under the indenture and the debt securities;
•	to add to the covenants of Broadridge for the benefit of holders of the debt securities or to surrender any right or power conferred upon Broadridge;
•	to add any additional events of default for the benefit of holders of the debt securities;
•
to add to or change any of the provisions of the indenture as necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of debt securities in uncertificated form;

•	to secure the debt securities;
•	to add or appoint a successor or separate trustee;
•	to cure any ambiguity, defect or inconsistency;
•
to supplement any of the provisions of the indenture as necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided that the interests of the holders of such debt securities are not adversely affected in any material respect;

•	to make any other change that would not adversely affect the holders of the debt securities of such series;
•
to make any change necessary to comply with any requirement of the SEC in connection with the qualification of the indenture or any supplemental indenture under the Trust Indenture Act of 1939, as amended;

•	to conform the indenture to this Description of Debt Securities; and
•	to reflect the issuance of additional debt securities of a particular series as permitted by the indenture.
Notwithstanding the foregoing, no modification, supplement, waiver or amendment may, without the consent of the holder of each outstanding debt security affected thereby:
•	make any change to the percentage of principal amount of debt securities the holders of which must consent to an amendment, modification, supplement or waiver;
•	reduce the rate of or extend the time of payment for interest on any debt securities;
•	reduce the principal amount or extend the stated maturity of any debt securities;
•	reduce the redemption price of any note or add redemption provisions to the debt securities;
•	make any debt securities payable in money other than that stated in the indenture or the debt securities;
•	impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities; or
•	make any change in the ranking or priority of any debt securities that would adversely affect the holder of such debt securities.
The holders of at least a majority in principal amount of the outstanding debt securities may waive compliance by Broadridge with certain restrictive provisions of the indenture with respect to the debt securities. The holders of at least a majority in principal amount of the outstanding debt securities may waive any past default under the indenture, except a default not theretofore cured in the payment of principal or interest and certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding debt security.
Defeasance
Broadridge at any time may terminate all its obligations with respect to the debt securities of any series (such termination, “legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the debt securities of such series, to replace mutilated, destroyed, lost or stolen debt securities and to maintain a registrar and paying agent in respect of the debt securities of such series. Broadridge at any time may also terminate its obligations with respect to the debt securities of any series under the covenants described under “— Certain Covenants — Limitation on Liens,” “— Certain Covenants — Limitation on Sale and Leaseback Transactions,” and under clause (5) under “— Events of Default” which termination is referred to in this prospectus as “covenant defeasance.” Broadridge may exercise its legal defeasance option with respect to any series of debt securities notwithstanding its prior exercise of its covenant defeasance option with respect to such series of debt securities.
If Broadridge exercises its legal defeasance option with respect to the debt securities of any series, payment of the debt securities of such series may not be accelerated because of an event of default with respect thereto. If Broadridge exercises its covenant defeasance option with respect to the debt securities of any series, payment of the debt securities of such series may not be accelerated because of an event of default specified in clauses (5) and (6) under “— Events of Default.”
The legal defeasance option or the covenant defeasance option with respect to the debt securities of any series may be exercised only if:
(a)
Broadridge irrevocably deposits in trust with the trustee money or U.S. government securities or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms, will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay principal and interest when due on all the debt securities being defeased to maturity,

(b)
no default or event of default with respect to the debt securities of such series has occurred and is continuing on the date of such deposit, or, with respect to an event of default involving bankruptcy, at any time in the period ending on the 91st day after the date of deposit,

(c)	in the case of the legal defeasance option, Broadridge delivers to the trustee an opinion of counsel stating that:
(1)	Broadridge has received from the Internal Revenue Service a ruling, or
(2)
since the date of the indenture there has been a change in the applicable U.S. federal income tax law, to the effect, in either case, that and based thereon such opinion of counsel shall confirm that the holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such defeasance has not occurred,

(d)
in the case of the covenant defeasance option, Broadridge delivers to the trustee an opinion of counsel to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred, and

(e)
Broadridge delivers to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge of the debt securities of any series have been complied with as required by the indenture.

Discharge
When (i) Broadridge delivers to the trustee all outstanding debt securities of any series (other than debt securities replaced because of mutilation, loss, destruction or wrongful taking) for cancellation or (ii) all outstanding debt securities of any series have become due and payable, or are by their terms due and payable within one year whether at maturity or are to be called for redemption within one year under arrangements reasonably satisfactory to the trustee, and in the case of clause (ii) Broadridge irrevocably deposits with the trustee funds sufficient to pay at maturity or upon redemption all outstanding debt securities of such series, including interest thereon, and if in either case Broadridge pays all other sums related to the debt securities of such series payable under the indenture by Broadridge, then the indenture shall, subject to certain surviving provisions, cease to be of further effect with respect to such series. The trustee shall acknowledge satisfaction and discharge of the indenture with respect to the debt securities of such series on demand of Broadridge accompanied by an officer’s certificate and an opinion of counsel of Broadridge.
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

PLAN OF DISTRIBUTION
We may sell the debt securities described in this prospectus from time to time in one or more transactions:
•	to purchasers directly;
•	to underwriters for public offering and sale by them;
•	through agents;
•	through dealers; or
•	through a combination of any of the foregoing methods of sale.
We may sell the debt securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of the debt securities. A prospectus supplement will describe the terms of any sale of debt securities we are offering hereunder. Direct sales may be arranged by a securities broker-dealer or other financial intermediary.
The applicable prospectus supplement will name any underwriter involved in a sale of debt securities. Underwriters may offer and sell debt securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of debt securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of debt securities for whom they may act as agent. Underwriters may be involved in any “at the market” offering of debt securities by or on our behalf.
Underwriters may sell debt securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.
Unless we state otherwise in the applicable prospectus supplement, the obligations of any underwriters to purchase debt securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the debt securities if any are purchased.
The applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the debt securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.
We will name any agent involved in a sale of debt securities, as well as any commissions payable by us to such agent, in a prospectus supplement. Unless we state otherwise in the applicable prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.
If we utilize a dealer in the sale of the debt securities being offered pursuant to this prospectus, we will sell the debt securities to the dealer, as principal. The dealer may then resell the debt securities to the public at varying prices to be determined by the dealer at the time of resale.
Underwriters, dealers and agents participating in a sale of the debt securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the debt securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.
Any person participating in the distribution of debt securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of our debt securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our debt securities to engage in market-making activities with respect to our debt securities. These restrictions may affect the marketability of our debt securities and the ability of any person or entity to engage in market-making activities with respect to our debt securities.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, Cahill Gordon & Reindel llp, New York, New York, will pass upon legal matters relating to the validity of the securities offered in this prospectus for us.
EXPERTS
The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from Broadridge Financial Solutions, Inc.’s Annual Report on Form 10-K, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules of the SEC allow us to omit from this prospectus some of the information included in the registration statement. The SEC maintains an Internet site, http://www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers like us that file electronically with the SEC.
We are subject to the informational requirements of the Exchange Act. We fulfill our obligations with respect to such requirements by filing periodic reports and other information with the SEC. These reports and other information are available as provided above.
We maintain an Internet site at http://www.broadridge.com. Our website and the information contained on that site, or connected to that site, are not incorporated into this prospectus or the registration statement.
INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. The following documents have been filed by us with the SEC and are incorporated by reference in this prospectus (except for any information included in such documents under Item 2.02 and Item 7.01 pursuant to Regulation FD, which shall not be deemed “filed” for any purpose):
•	our Current Report on Form 8-K filed on August 6, 2019;
•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2019 (filed on August 6, 2019); and
•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended June 30, 2019 from our Definitive Proxy Statement on Schedule 14A to be filed with the SEC on or about October 2, 2019.

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the registration statement of which this prospectus is a part ceases to be effective shall be deemed to be incorporated in this prospectus by reference. The information contained on our website (http://www.broadridge.com) is not incorporated into this prospectus.
You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, from the SEC as described under “Where You Can Find More Information” or, at no cost, by writing or telephoning us at the following address: Broadridge Financial Solutions, Inc., 5 Dakota Drive, Lake Success, NY 11042, Attention: Investor Relations (telephone: 516-472-5400).